Exhibit 10.1

AKUMIN ESCROW INC.

(whose obligations are to be assumed by AKUMIN INC.),

AND

UMB BANK, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

7.500% Senior Secured Notes due 2028

INDENTURE

Dated as of August 9, 2021

-i-

-ii-

-iii-

-iv-

INDENTURE, dated as of August 9, 2021, by and among Akumin Escrow Inc. (the “Escrow Issuer”), a newly formed Ontario corporation (whose obligations are to be assumed by Akumin Inc.) and UMB Bank, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Collateral Agent”).

The Issuer (as hereinafter defined), the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the Issuer’s 7.500% Senior Secured Notes due 2028.

RECITALS

WHEREAS, the Issuer (as hereinafter defined) has duly authorized the execution and delivery hereof to provide for the issuance of the Notes and the Guarantees;

WHEREAS, all things necessary (i) to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer and delivered hereunder, the valid and binding obligations of the Issuer, and (ii) to make this Indenture a valid and legally binding agreement of the Issuer, all in accordance with their respective terms, have been done;

WHEREAS, upon consummation of the Acquisition (as hereinafter defined), the Escrow Issuer will liquidate into Akumin Inc. and, on the liquidation, Akumin Inc. will assume the obligations of the Escrow Issuer under this Indenture and the Notes and the Supplemental Indenture (as hereinafter defined) will be executed and delivered by Akumin Inc., the Guarantors and the Trustee;

WHEREAS, upon consummation of the Acquisition, the Guarantors will guarantee the Issuer’s obligations under this Indenture on a senior secured basis following the execution and delivery of the Supplemental Indenture;

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01     Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2025 Senior Notes” means the Issuer’s 7.000% Senior Secured Notes due 2025 issued pursuant to that certain indenture, dated as of November 2, 2020 (as supplemented by that certain First Supplemental Indenture, dated as of February 11, 2021 and that Second Supplemental Indenture, dated as of July 30, 2021 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Akumin Inc., an Ontario corporation, the guarantors party thereto and UMB Bank, National Association, as trustee and notes collateral agent.

“2025 Senior Notes Collateral Agent” means UMB Bank, National Association, as notes collateral agent under the 2025 Senior Notes Documents.

“2025 Senior Notes Documents” means the indenture governing the 2025 Senior Notes, the 2025 Senior Notes (including additional 2025 Senior Notes issued under the indenture governing the 2025 Senior Notes), the guarantees by the guarantors of the 2025 Senior Notes, the collateral documents for the 2025 Senior Notes, the First Lien Intercreditor Agreement, and any Junior Lien Intercreditor Agreement, if applicable.

“2025 Senior Notes Obligations” means all Obligations of the Issuer and the Guarantors under the 2025 Senior Notes Documents.

“2025 Senior Notes Secured Parties” means the UMB Bank, National Association, as trustee under the 2025 Senior Notes Documents, UMB Bank, National Association, as the 2025 Senior Notes Collateral Agent, and the holders of the 2025 Senior Notes.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person or is a Subsidiary of such other Person at the time of such merger or acquisition, or Indebtedness incurred by such Person in connection with the acquisition of assets.

“Acquisition” means the “Acquisition” as defined in the Offering Memorandum.

“Acquisition Agreement” means that certain Share Purchase Agreement, dated June 25, 2021, among Thaihot Investment Co., Ltd, Alliance HealthCare Services Inc., and Akumin Corp.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means the Collateral Agent, any Registrar, Paying Agent or co-registrar.

“Applicable Authorized Representative” means (i) prior to the Applicable Authorized Agent Change Date, the Credit Agreement Administrative Agent and (ii) on and following the Applicable Authorized Agent Change Date, the Major Non-Controlling Authorized Representative (as defined in the First Lien Intercreditor Agreement).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means (i) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged, consolidated, arranged or amalgamated with or into the Issuer or any Restricted Subsidiary of the Issuer, or (ii) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a merger, amalgamation, arrangement or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted Subsidiaries issued in compliance with Section 4.09 and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”)), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries (other than sales of inventory and other transfers of assets in the ordinary course of business). For purposes of this definition, the term “Asset Sale” shall not include:

(a)    transfers of cash or Cash Equivalents, Marketable Securities and Investment Grade Securities;

(b)    transfers of assets of the Issuer (including Equity Interests) that are governed by, and made in accordance with, the first paragraph of Section 5.01;

(c)    Permitted Investments and Restricted Payments not prohibited under Section 4.07;

(d)    the creation of or realization on any Lien not prohibited under this Indenture;

(e)    transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(f)    sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or abandonment thereof, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

(g)    the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice;

(h)    any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or series of related transactions does not exceed the greater of $40.0 million and 20.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis), in the aggregate during the term of this Indenture;

(i)    any sale of Equity Interests in, or Indebtedness or other assets or securities of, an Unrestricted Subsidiary;

(j)    the sale, transfer or other disposition of Hedging Obligations incurred in accordance with this Indenture;

(k)    sales of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(l)    the sale of any property in a sale-leaseback transaction within six months of the acquisition of such property;

(m)    (i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(n)    sales, transfers or other dispositions to Professional Services Affiliates in the ordinary course of business and consistent with past practices pursuant to Management Services Agreements;

(o)    an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Issuer;

(p)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(q)    the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice;

(r)    the sale, discount or other disposition (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of inventory, accounts receivable or notes receivable in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(s)    (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased and (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(t)    sales, transfers or other dispositions of Investments in joint ventures or similar entities in the ordinary course of business to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in joint venture arrangements and similar binding arrangements;

(u)    the sale of non-voting Preferred Equity Interests in a Restricted Subsidiary to a Strategic Investor in the ordinary course of business and for a bona fide business purpose;

(v)    any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind; and

(w)    any sale, contribution, transfer, assignment or other disposition of Receivables Assets, or participations therein to a Receivables Subsidiary, in connection with any Receivables Facility.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Agreement Administrative Agent, (ii) in the case of the Notes Obligations or the Notes Secured Parties, the Trustee, (iii) in the case of the 2025 Senior Notes Obligations, the 2025 Senior Notes Collateral Agent and (iv) in the case of any Series of Future First Lien Obligations or Future First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date, the authorized representative named for such Series in the applicable joinder to the First Lien Intercreditor Agreement.

“Bankruptcy Code” means Title 11 U.S.C., as now or hereinafter in effect, or any successor thereto.

“Bankruptcy Law” means the Bankruptcy Code, the CCAA, the BIA or any similar federal, state, provincial or foreign law for the relief of debtors and includes the plan of arrangement provisions of the Business Corporations Act (Ontario) and any other applicable federal, state or provincial corporate statute relating to the compromise or arrangement of indebtedness.

“BIA” means the Bankruptcy and Insolvency Act (Canada), as now or hereinafter in effect, or any successor thereto.

“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;

(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, the state in which the Corporate Trust Office is located or place of payment are authorized or obligated by law or executive order to close.

“Business Successor” means (i) any former Subsidiary of the Issuer and (ii) any Person that, after the Issue Date, has acquired, merged or consolidated with a Subsidiary of the Issuer (that results in such Subsidiary ceasing to be a Subsidiary of the Issuer), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Issuer.

“Canadian Pledge Agreement” means the Canadian Pledge Agreement, dated as of the Escrow Release Date, by and among the Issuer, as pledgor, and the Collateral Agent, as amended, supplemented and otherwise modified from time to time.

“Canadian Private Placement Legend” means the legend set forth in Section 2.01(e) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Canadian Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules under such laws, together with applicable multilateral or national instruments, and published orders and rulings issued or adopted by the securities regulatory authorities in such provinces and territories.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Markets Indebtedness” means Indebtedness under or in respect of one or more credit agreements, indentures or debt facilities, in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, notes or debt securities. For the avoidance of doubt, the Financing Notes shall be considered Capital Markets Indebtedness.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(a)    United States dollars, Canadian dollars, Euros or any national currency of any participating member state of the European Union or such local currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;

(b)    Government Securities having maturities of not more than twelve (12) months from the date of acquisition;

(c)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million;

(d)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)    commercial paper issued by any issuer bearing at least a “2” rating for any short-term rating provided by Moody’s or S&P and maturing within two hundred seventy (270) days of the date of acquisition;

(f)    variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition; and

(g)    money market funds or programs (x) offered by any commercial or investment bank having capital and surplus in excess of $500.0 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition, (y) offered by any other nationally recognized financial institution (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f), (ii) are rated AAA and (iii) the fund is at least $4 billion or (z) registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500.0 million and the portfolios of which are limited to investments of the character described in the foregoing subclauses hereof.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada), as now or hereinafter in effect, or any successor thereto.

“Change of Control” means:

(1)    the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date) that is or becomes directly or indirectly the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of all classes of Capital Stock of the Issuer then outstanding and entitled to vote in the election of the Board of Directors (“Voting Stock”) of the Issuer; provided, that any transaction in which the Issuer becomes a subsidiary of another person will not constitute a Change of Control unless more than 50% of the total voting power of the Voting Stock of such person is beneficially owned, directly or indirectly, by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date); or

(2)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to a person (as defined in clause (1) above) other than the Issuer or any of its Restricted Subsidiaries.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a person or group (as defined in clause (1) above) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of the board of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets in which Liens are, or are purported to be, granted pursuant to the Collateral Documents.

“Collateral Agent” means UMB Bank, National Association, in its capacity as notes collateral agent, until a successor replaces UMB Bank, National Association in accordance with the applicable provisions of this Indenture and thereafter means the successor serving as notes collateral agent under this Indenture.

“Collateral Documents” means the U.S. Pledge and Security Agreement, the Canadian Pledge Agreement and any other documents executed and delivered in connection with the attachment or perfection of security interests to secure the Notes Obligations.

“Commission” means the Securities and Exchange Commission.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (i) plus, to the extent deducted in computing Consolidated Net Income, and without duplication:

(a)    provision for taxes based on income, profits or capital;

(b)    Consolidated Interest Expense;

(c)    Consolidated Non-Cash Charges of such Person for such period;

(d)    any extraordinary, non-recurring or unusual losses or expenses, including, without limitation, (i) salary, benefit and other direct savings resulting from workforce reductions by such Person implemented during such period, (ii) severance or relocation costs or expenses and fees and restructuring costs of such Person during such period, (iii) costs and expenses incurred after the date of this Indenture related to employment of terminated employees incurred by such Person during such period, (iv) costs or charges (other than Consolidated Non-Cash Charges) incurred in connection with any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof, and including any such costs and charges incurred in connection with the Transactions, and (v) losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities, in each case without regard to any limitations of Item 10(e) of Regulation S-K;

(e)    any losses in respect of post-retirement benefits of such Person, as a result of the application of IAS 19;

(f)    any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income;

(g)    the amount of loss or discount on sale of Receivables Assets and related assets in connection with a Receivables Facility;

(h)    (i) the adjustments set forth in the calculation of “Adjusted EBITDA Normalized for COVID-19” as set forth in footnote (1) of “Summary—Summary Pro Forma and Historical Consolidated Financial Information and Other Data - Akumin” contained in the Offering Memorandum, provided such adjustments shall only be included in this calculation of Consolidated EBITDA for the period presented in the Offering Memorandum and any subsequent Measurement Period that includes a fiscal quarter included in the four quarter period ending on March 31, 2021 and (ii) the adjustments contained in any due diligence quality of earnings report from time to time prepared with respect to the target of an acquisition or Investment by a nationally recognized accounting firm;

(i)    the amount of “run-rate” cost savings, operating expense reductions, operating improvements and cost synergies related to mergers and other business combinations, acquisitions, divestures, restructurings, cost savings initiatives and other similar initiatives consummated prior to or after the Issue Date projected by the Issuer in good faith as a result of actions either taken or are expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, in the good faith determination of the Issuer) within 24 months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other initiative (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of the Measurement Period and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of the Measurement Period), net of the amount of actual benefits realized during the Measurement Period from such actions; provided, that (x) no cost savings, operating expense reductions and cost synergies shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for the Measurement Period; (y) for purposes of this clause (i), “run-rate” means the full recurring benefit for a period that is associated with any action either taken or expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, in the good faith determination of the Issuer) and (z) the aggregate amount of “run-rate” cost savings, operating expense reductions, operating improvements and cost synergies pursuant to this clause (i), together with any Pro Forma Cost Savings, shall not in the aggregate exceed 25% of Consolidated EBITDA during any Measurement Period (calculated on a pro forma basis after giving effect to such adjustments);

(j)    unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes;

(k)    any costs or expenses incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan, stock option plan, phantom equity plan, profits interests or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement, and any costs or expenses in connection with the roll-over, acceleration or payout of Capital Stock held by management, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Issuer; and

(l)    any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period from the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Investment or any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) (provided that if any such non-cash charge, write-down, expense, loss or item represents an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge, expense or loss in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA when paid);

(ii) minus, to the extent not excluded from the calculation of Consolidated Net Income, (x) non-cash gain or income of such Person for such period (except to the extent representing an accrual for future cash receipts or a reversal of a reserve that, when established, was not eligible to be a Consolidated Non-Cash Charge), (y) any extraordinary, non-recurring or unusual gains or income and without regard to any limitations of Item 10(e) of Regulation S-K and (z) the amount of gain on sale of Receivables Assets and related assets in connection with a Receivables Facility.

Notwithstanding anything to the contrary herein, Consolidated EBITDA shall not include the Consolidated Net Income of, or any addbacks or adjustments related to, (x) the Minority Interest Allocation of any Non-Wholly Owned Subsidiary, or (y) any Minority Investment other than to the extent of the amount of dividends or distributions paid in cash to the Issuer or a Wholly-Owned Restricted Subsidiary from such Minority Investment (and in such case, a pro rata portion (based on the amount of such dividends or distributions) of addbacks or adjustments may be made under this definition of Consolidated EBITDA).

“Consolidated First Lien Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total First Lien Debt as of such date of determination (on a consolidated basis) (provided that any Indebtedness of a Receivables Subsidiary under a Receivables Facility shall not be included in this clause (1)) minus unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date of determination (on a consolidated basis) (excluding (x) any unrestricted cash and Cash Equivalents from the proceeds of an incurrence of Indebtedness on such date and (y) any cash and Cash Equivalents of a Receivables Subsidiary) to (2) Consolidated EBITDA of the Issuer for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Total First Lien Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recently ended four full fiscal quarters (the “Measurement Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which internal financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Measurement Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA.” “Consolidated First Lien Indebtedness Leverage Ratio,” “Consolidated Secured Indebtedness Leverage Ratio,” “Consolidated Leverage Ratio” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(A)    the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Measurement Period; and

(B)    (x) any Asset Sales or other dispositions, discontinued operations or Asset Acquisitions or Investments (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness or Acquired Debt and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition, Investment or Asset Sale or other disposition during the Measurement Period) and (y) operational changes that the Issuer or any of its Restricted Subsidiaries have both determined to make and have made, in each case, occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition, discontinued operations or Asset Acquisition or Investment (including the incurrence, assumption or liability for any such Indebtedness or Acquired Debt) or operational change had occurred on the first day of the Measurement Period, in each case giving effect to any Pro Forma Cost Savings resulting from any Asset Sale or other disposition, discontinued operations or Asset Acquisition, Investment or operational change.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Issuer.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)    notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

For purposes of calculating the pro forma Consolidated Fixed Charge Coverage Ratio with respect to the issuance of Preferred Equity Interests, any required dividends or other distributions on account of such Preferred Equity Interests shall be deemed to be Consolidated Fixed Charges of such Person during the applicable Measurement Period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)    Consolidated Interest Expense for such period; plus

(2)    the amount of all dividend payments on any series of Disqualified Stock of such Person or such Person’s Restricted Subsidiaries or Preferred Equity Interest of such Person or such Person’s Restricted Subsidiaries (other than (x) dividends paid in Qualified Capital Stock and (y) dividends paid by a Restricted Subsidiary of such Person to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period; minus

(3)     the consolidated interest income of such Person and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in mark-to-market valuation of any Hedging obligations or other derivative instruments pursuant to GAAP) and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP, but excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from accounting for derivatives in accordance with US GAAP as a result of the terms of the Indebtedness to which such consolidated interest expense applies; provided, further, that with respect to the calculation of the consolidated interest expense of the Issuer, (A) commissions, discounts, yield, and other fees and charges (including any interest expense) related to any Receivables Facility and (B) the interest expense of Unrestricted Subsidiaries and any Person that is not a Subsidiary shall, in each case, be excluded.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (i) the aggregate principal amount of Indebtedness for borrowed money, Indebtedness evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit and Purchase Money Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP (provided that any Indebtedness of a Receivables Subsidiary under a Receivables Facility shall not be included in this clause (i)) minus unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date of determination (on a consolidated basis) (excluding (x) any unrestricted cash and Cash Equivalents from the proceeds of an incurrence of Indebtedness on such date and (y) any cash and Cash Equivalents of a Receivables Subsidiary), to (ii) the Consolidated EBITDA of the Issuer for the period of the most recent four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, with such pro forma and other adjustments to each of Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:

(a)    the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;

(b)    the Net Income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

(c)    solely for purposes of Section 4.07, the Net Income of any Subsidiary of such Person that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such Person in respect of such period, to the extent not already included therein;

(d)    the cumulative effect of a change in accounting principles shall be excluded;

(e)    any income (loss) (x) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (y) from sales or dispositions of assets (other than in the ordinary course of business), or (z) that is extraordinary, non-recurring or unusual (without regard to any limitations of Item 10(e) of Regulation S-K), in each case, shall be excluded;

(f)    any unrealized or realized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions shall be excluded;

(g)    any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;

(h)    any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(i)    any fees, expenses and other charges in connection with the Transactions or any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument shall be excluded;

(j)    gains and losses resulting solely from fluctuations in foreign currencies shall be excluded;

(k)    (i) the Net Income (loss) attributable to any Restricted Subsidiary that constitutes a Non-Wholly Owned Subsidiary shall be included but shall exclude the Minority Interest Allocation attributable to that Restricted Subsidiary and (ii) any Minority Investment attributable to any Restricted Subsidiary shall be included only to the extent of the amounts of dividends or distributions paid in cash to the referent Person;

(l)    any gain (or loss) (a) in respect of facilities no longer used or useful in the conduct of the business of the Issuer or its Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations, (b) on disposal, abandonment or discontinuance of disposed, abandoned, closed or discontinued operations, and (c) attributable to asset dispositions, abandonments, sales or other dispositions of any asset (including pursuant to any Sale and Leaseback Transaction) or the designation of an Unrestricted Subsidiary other than in the ordinary course of business shall be excluded.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent, other non-cash expenses and write-offs and write-downs of assets (including non-cash charges, losses or expenses attributable to the movement in the mark-to-market valuation of Hedging Obligations or in connection with the early extinguishment of Hedging Obligations) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate principal amount of Indebtedness for borrowed money, Indebtedness evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit and Purchase Money Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date (determined on a consolidated basis), in each case, which are secured by a Lien on the assets or property of the Issuer or any of its Restricted Subsidiaries (provided that any Indebtedness of a Receivables Subsidiary under a Receivables Facility shall not be included in this clause (1)), minus unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date of determination (on a consolidated basis) (excluding (x) any unrestricted cash and Cash Equivalents from the proceeds of an incurrence of Indebtedness on such date and (y) any cash and Cash Equivalents of a Receivables Subsidiary) to (2) Consolidated EBITDA of the Issuer for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which at the date hereof is located at 100 William Street, Suite 1850, New York, New York 10038, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means that certain credit agreement, dated as of November 2, 2020, by and among the Issuer, as borrower, certain subsidiaries of the Issuer as guarantors, certain lenders party thereto from time to time, BBVA USA, as administrative agent (and any successor thereto, in each case, the “Credit Agreement Administrative Agent”) and collateral agent (and any successor thereto, in each case, the “Credit Agreement Collateral Agent”), and the other parties party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as such agreement or facility may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets, including securities (or combination thereof), all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility or indenture.

“Credit Agreement Administrative Agent” has the meaning provided in the term “Credit Agreement.”

“Credit Agreement Collateral Agent” has the meaning provided in the term “Credit Agreement.”

“Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, and any other documents, certificates, instruments or agreements executed and delivered by or on behalf of the Issuer or any Guarantor for the benefit of the Credit Agreement Collateral Agent or any Credit Agreement Secured Party in connection therewith that specifically identifies itself as a “Credit Document,” a “Loan Document” or similar term, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Agreement Obligations” means (i) all Obligations under the Credit Agreement and the other Credit Agreement Documents and (ii) all hedging obligations and cash management obligations that are secured by liens on the Collateral pursuant to the Credit Agreement Documents.

“Credit Agreement Secured Parties” means the Credit Agreement Administrative Agent, the Credit Agreement Collateral Agent and the holders from time to time of Credit Agreement Obligations.

“Credit Facilities” means one or more credit agreements, indentures or debt facilities to which the Issuer and/or one or more of the Guarantors is party from time to time (including, without limitation, the Credit Agreement), in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, debt securities, banker’s acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision hereof.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, from a responsible financial or accounting officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Equity Interests of the Issuer (other than Disqualified Stock), that is issued for cash (other than to any of the Issuer’s Subsidiaries or an employee stock plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3).

“Discharge” means, with respect to any Collateral and any Series of First Lien Obligations, the date on which such Series of Liens Obligations is no longer secured by such Collateral in accordance with the terms of the documentation governing such Series of First Lien Obligations.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required by Section 4.15.

“Dollar” or “$” means the lawful currency of the United States.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Escrow Agent” means JPMorgan Chase Bank, N.A., as escrow agent, securities intermediary and depository bank, as applicable.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the Issue Date, by and among the Escrow Issuer, the Trustee and the Escrow Agent.

“Escrow Issuer” has the meaning provided in the preamble hereto.

“Escrow Release Conditions” has the meaning ascribed to such term in the Escrow Agreement.

“Escrow Release Date” has the meaning ascribed to such term in Annex I to the Escrow Agreement.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). For the avoidance of doubt, a debt security that is convertible into, or exchangeable for, any combination of cash and Capital Stock based on the value of such Capital Stock will satisfy the exclusion set forth in the parenthetical to the preceding sentence.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor statute) and the rules and regulations promulgated thereunder.

“Excluded Property” means:

(a)     vehicles or other assets covered by a certificate of title or ownership;

(b)     any interest in real property (whether fee or leasehold or otherwise);

(c)     commercial tort claims with a value of less than $5.0 million (with such value determined by the Issuer in good faith);

(d)     those assets as to which the Issuer and the Credit Agreement Administrative Agent shall reasonably determine in writing that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby; provided that the Collateral Agent shall have received written notice of such determination and if such assets have a fair market value (as determined by the Issuer) in excess of $7.5 million, such assets do not secure (or purport to secure) any other First Lien Obligations or any Junior Lien Obligations;

(e)     assets if the granting or perfecting of a security interest in such assets in favor of the Collateral Agent would violate any applicable law (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law in any jurisdiction) or principles of equity;

(f)     any right, title or interest in any instrument, permit, lease, intangible, general intangible (other than Equity Interests), license, contract or agreement to the extent, but only to the extent that a grant of a security interest therein to secure the Notes Obligations would, under the terms of such instrument, permit, lease, intangible, general intangible (other than Equity Interests), license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, termination, invalidation or unenforceability of, or require the consent of any Person other than the Issuer or any of its

Subsidiaries, which has not been obtained under such instrument, permit, lease, intangible, general intangible, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including, without limitation, Title 11 of the United States Code and the PPSA) or other similar applicable law in any jurisdiction or principles of equity);

(g)     any Capital Stock acquired after the Issue Date (other than Capital Stock in a Subsidiary (including Professional Services Affiliates) issued or acquired after such Person became a Subsidiary) in accordance with this Indenture if, and to the extent that, and for so long as, in the case of this clause (g), (i) such Capital Stock constitutes less than 50% of all applicable Capital Stock of such Person, and the Person or Persons holding the remainder of such Capital Stock are not Affiliates of the Issuer to the extent and for so long as a grant of a security interest therein to secure the Notes Obligations would be prohibited by the organizational documents of such Person, (ii) the granting or perfecting of a security interest in such assets in favor of the Collateral Agent would violate applicable law or a contractual obligation binding on such Capital Stock and (iii) with respect to such contractual obligations (other than contractual obligations in connection with limited liability company agreements, stockholders’ agreements and other joint venture agreements), such obligation existed at the time of the acquisition of such Capital Stock and was not created or made binding on such Capital Stock in contemplation of or in connection with the acquisition of such Person;

(h)     any Property purchased with the proceeds of Purchase Money Indebtedness incurred pursuant to Section 4.09(6) if the contract or other agreement in which the Indebtedness and/or Liens related thereto is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Issuer or any of its Subsidiaries as a condition to the creation of any other security interest on such Property;

(i)     any Capital Stock of Unrestricted Subsidiaries;

(j)     any Capital Stock of Receivables Subsidiaries;

(k)     any assets of any Subsidiary that is not a U.S. Subsidiary or a Canadian Subsidiary or any property that is located outside of the United States or Canada to the extent a Lien thereon cannot be perfected by the filing of UCC or PPSA financing statements or delivery of original promissory notes or stock certificates (solely to the extent otherwise required by the Notes Documents);

(l)     the “Excluded Accounts” as such term is defined in the Credit Agreement;

(m)    any intent-to use Trademark applications prior to the filing of a “Statement of Use,” “Amendment to Allege Use” or similar filing with regard thereto, to the extent and solely during the period, in which the grant of a security interest therein may impair the validity or enforceability of any Trademark that may issue from such intent to use Trademark application under applicable law; and

(n)     “margin stock” (within the meaning of Regulation U issued by the FRB);

provided, however, that Excluded Property shall not include (x) any Capital Stock of any Professional Services Affiliate and any agreements described in clause (i), (ii) or (iii) of the definition of “PC Entity Requirements” or (y) any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (n) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (n)).

In addition, control agreements shall not be required with respect to deposit accounts, securities accounts, or uncertificated securities.

“Existing Indebtedness” means any Indebtedness (other than the Notes, the Guarantees and the Credit Agreement) of the Issuer and its Subsidiaries in existence on the Issue Date.

“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction not involving distress or compulsion of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in this Indenture).

“Financing Notes” means the senior notes issued by Akumin Corp. pursuant to the terms of the Series A Notes and Common Share Purchase Agreement (as in effect on the Issue Date).

“First Lien Documents” means (i) the Credit Agreement Documents, (ii) the Notes Documents, (iii) the 2025 Senior Notes Documents and (iv) all Future First Lien Documents.

“First Lien Indebtedness” means any Indebtedness for borrowed money secured by a Lien on any assets of the Issuer or any Restricted Subsidiary ranking pari passu with the Liens securing the Notes Obligations.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of November 2, 2020, among the Issuer, the other Grantors (as defined therein) from time to time party thereto, BBVA USA, as Credit Agreement Collateral Agent (as defined therein), BBVA USA, as Authorized Representative for the Credit Agreement Secured Parties (each as defined therein), UMB Bank, National Association, as Notes Collateral Agent (as defined therein), and UMB Bank, National Association, as Authorized Representative for the Notes Secured Parties (each as defined therein) (as supplemented by the Intercreditor Agreement Joinder and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“First Lien Obligations” means (i) the Credit Agreement Obligations, (ii) the Notes Obligations, (iii) the 2025 Senior Notes Obligations and (iv) any Series of Future First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Notes Secured Parties, (iii) the 2025 Senior Notes Secured Parties and (iv) any Future First Lien Secured Parties.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

“Foreign Subsidiary” means (i) if the Issuer is organized under the laws of Canada or a political subdivision thereof, any Subsidiary of the Issuer that is not organized or existing under the laws of Canada or a political subdivision thereof, and (ii) if the Issuer is organized under the laws of the United States of America or any state thereof, or the District of Columbia, any Subsidiary of the Issuer that is not organized or existing under the laws of the United States of America or any state thereof, or the District of Columbia.

“Future First Lien Documents” means, with respect to any Future First Lien Obligations, the notes, indentures, credit agreements, security documents, intercreditor agreements and other operative agreements evidencing or governing such Indebtedness and Liens securing such Indebtedness.

“Future First Lien Indebtedness” means any Indebtedness of the Issuer and/or the Guarantors that is secured by a Lien on the Collateral and ranks equally in right of payment and Lien priority to the Notes as permitted hereunder (other than Credit Agreement Obligations, 2025 Senior Notes Obligations and Notes Obligations); provided that (i) an authorized representative of the holders of such Indebtedness shall be a party to the First Lien Intercreditor Agreement or shall have executed a joinder to the First Lien Intercreditor Agreement and (ii) the Issuer shall designate such Indebtedness as “Additional Pari Passu Obligations” under the First Lien Intercreditor Agreement.

“Future First Lien Obligations” means Obligations in respect of Future First Lien Indebtedness (other than Obligations with respect to additional Notes issued hereunder, which shall constitute Notes Obligations).

“Future First Lien Secured Parties” means holders of any Future First Lien Obligations and any trustee, authorized representative or agent of such Future First Lien Obligations.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.01(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, the United States or Canada or any agency or instrumentality of the foregoing for the payment of which guarantee or obligations the full faith and credit of the United States or Canada is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantors” means the Issuer’s direct and indirect Wholly-Owned Restricted Subsidiaries (including the Issuer’s Professional Services Affiliates and excluding any Receivables Subsidiary) that guarantee the 2025 Senior Notes on the Escrow Release Date and any other Restricted Subsidiary that guarantees any Credit Facility incurred under Section 4.09(b)(2) and any Capital Markets Indebtedness in an aggregate principal amount greater than $30.0 million incurred in reliance on Section 4.09.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered with the Registrar.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof, but excluding, in any case, any undrawn letters of credit) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a Person or entity which, in the judgment of the Board of Directors of the Issuer, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $375,000,000 in aggregate principal amount of 7.500% Senior Secured Notes due 2028 of the Issuer issued under this Indenture on the Issue Date.

“Initial Purchasers” means, with respect to the Initial Notes, Barclays Capital Inc., J.P. Morgan Securities LLC, Raymond James (USA) Ltd., SVB Leerink LLC, PNC Capital Markets LLC and Regions Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Investment Grade Securities” means:

(a)    securities issued or directly and fully guaranteed or insured by the U.S. government or Canada or any agency or instrumentality of the foregoing (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(b)    securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

(c)    Investments in any fund that invests at least 95% of its assets in Investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(d)    corresponding instruments in countries other than the United States customarily utilized for high quality Investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business, endorsements for collection or deposits arising in the ordinary course of business, guarantees and intercompany notes permitted by Section 4.09, and commission, travel and similar advances to officers and employees made in the ordinary course of business). For purposes of Section 4.07, the sale of Equity Interests of a Person that is a Restricted Subsidiary following which such Person ceases to be a Subsidiary shall be deemed to be an Investment by the Issuer in an amount equal to the Fair Market Value of the Equity Interests of such Person held by the Issuer and its Restricted Subsidiaries immediately following such sale.

“Issue Date” means August 9, 2021 (the date of the first issuance of Notes under this Indenture).

“Issuer” means (a) prior to the consummation of the Acquisition, Akumin Escrow Inc. and (b) from and after the consummation of the Acquisition, Akumin Inc. who will have assumed all of the obligations of Akumin Escrow Inc. under the Notes on the liquidation of the Escrow Issuer and pursuant to the Supplemental Indenture.

“Intercreditor Agreement Joinder” means that certain Joinder to the First Lien Intercreditor Agreement, dated as of the Escrow Release Date, by and among the Issuer, the Guarantors, the Trustee and the Collateral Agent.

“Junior Lien Intercreditor Agreement” shall have the meaning assigned to such term in the definition of “Junior Lien Obligations.”

“Junior Lien Obligations” means any Obligations that are secured by a Lien that is junior in priority to the Liens securing the Notes Obligations and is subject to a customary (as reasonably determined by the Issuer as set forth in an Officers’ Certificate delivered to the Trustee and the Collateral Agent) junior priority intercreditor agreement among the Credit Agreement Administrative Agent, the Credit Agreement Collateral Agent, the Trustee, the Collateral Agent, the authorized agents of any holders of Future First Lien Obligations, and the authorized agent for any holders of Junior Lien Obligations (such intercreditor agreement, a “Junior Lien Intercreditor Agreement”).

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, hypothec, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Limited Condition Transaction” means any (a) acquisition or other Investment, including by way of purchase, merger, amalgamation, arrangement or consolidation or similar transaction, by the Issuer or one or more of its Restricted Subsidiaries, with respect to which the Issuer or any such Restricted Subsidiary have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third party financing, and/or (b) the making of any irrevocable Restricted Payment.

“Management Services Agreements” means an agreement, however styled, between (a) the Issuer or a Guarantor, on the one hand, and (b) a PC Entity, on the other hand, pursuant to which the Issuer or a Guarantor provides management services or similar services to such PC Entity. All references to Management Services Agreements shall also include all such related documents necessary to ensure that each relationship with each PC Entity meets the PC Entity Requirements.

“Make Whole Amount” means, with respect to any Note at any redemption date, as determined by the Issuer, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at August 1, 2024 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to August 1, 2024 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed. The Trustee shall have no obligation to calculate or verify the calculation of the Make Whole Amount.

“Marketable Securities” means (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Measurement Period” has the meaning provided in the term “Consolidated Fixed Charge Coverage Ratio.”

“Minority Interest Allocation” means, with respect to any measurement hereunder related to any Non-Wholly Owned Subsidiary, the portion of such amount that is allocable (based on the percentage of Equity Interests held in such Non-Wholly Owned Subsidiary and any non-pro rata distribution on such Equity Interests received) to Persons other than the Issuer or any of its Restricted Subsidiaries.

“Minority Investment” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity which is not a Subsidiary of such Person but of which any shares of securities or other interests are at the time beneficially owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Minority Investment” or to “Minority Investments” shall refer to a Minority Investment or Minority Investments of the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by the Issuer and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than First Lien Obligations and Junior Lien Obligations) secured by a Lien on the asset or assets that are the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Issuer or any Restricted Subsidiary to cash.

“Non-Controlling Authorized Representative” means any Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Non-Wholly Owned Subsidiary” means any Person regarding which the Issuer or any Restricted Subsidiary of the Issuer owns less than 100% of the Equity Interests and which Person is consolidated with the Issuer and its Restricted Subsidiaries under GAAP.

“Notes” means the Initial Notes and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof treated as a single class of securities.

“Notes Documents” means the Notes (including additional Notes issued under this Indenture), the Guarantees, the Collateral Documents, the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, if applicable, and this Indenture.

“Notes Obligations” means all Obligations of the Issuer and the Guarantors under the Notes Documents.

“Notes Secured Parties” means, collectively, the Trustee, the Collateral Agent and the Holders, together with their respective successors and assigns.

“Obligations” means any principal, interest, penalties, fees, expenses (including any interest, fees or expenses that accrue following the commencement of any insolvency or liquidation proceeding, whether allowed or allowable in such proceeding), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated July 29, 2021, relating to and used in connection with the initial offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of such Person or of such Person’s partner or managing member, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person or of such Person’s partner or managing member, that meets the requirements of Section 12.05.

“Opinion of Counsel” means an opinion, in form satisfactory to the Trustee or Collateral Agent, as applicable, from legal counsel, who may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer, that meets the requirements of Section 12.05 and may be subject to certain qualifications and assumptions that are consistent with similar opinions delivered to the agent or trustee for other Indebtedness of the Issuer, including as to matters of governing law.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“PC Entity” means any Person (other than a natural Person), including any professional corporation, professional association, limited liability company or limited partnership, providing medical, healthcare or related professional services, to the extent any applicable requirement of law provides that the ownership of such Person shall be limited to appropriately licensed professionals (natural persons or professional corporations or similar entities which are wholly-owned by natural persons) who are duly licensed or otherwise legally authorized to render the specific professional services for which the Person is organized.

“PC Entity Requirements” means (i) an executed management services agreement with the Issuer or a Guarantor, which terms shall include, but not be limited to, customary term and termination provisions, prohibitions on assignment by the PC Entity with no restrictions on assignment by the Issuer or any Guarantor, purchase provisions allowing the Issuer or a Guarantor (or other nominee designated by the Issuer or a Guarantor) to buy all assets of the PC Entity at a nominal price and a requirement that the PC Entity enter into cash management arrangements with the Issuer or a Guarantor providing such Issuer or Guarantor full dominion over such cash in a customary manner, including customary cash sweep agreements of cash to the Issuer or a Guarantor, (ii) customary stock transfer restriction agreements and (iii) customary non-compete and non-solicit agreements with the primary physician employees and physician owners of the PC Entity responsible for providing all or substantially all of such PC Entity’s professional services, including the Issuer, which non-compete and non-solicit agreements shall be in force during the term of each such party’s relationship with the PC Entity and for a customary period following termination of such Person’s relationship with the PC Entity for any reason.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Issuer or any of the Restricted Subsidiaries and another Person; provided that (i) any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.10 and (ii) the Issuer or any Restricted Subsidiary receives assets or a combination of assets and cash or Cash Equivalents in an amount equal to or greater than the assets of the Issuer or such Restricted Subsidiary sold or exchanged in such Permitted Asset Swap.

“Permitted Business” means the businesses of the Issuer and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any business reasonably related, ancillary or complimentary thereto and any reasonable extension or evolution of any of the foregoing.

“Permitted Investments” means:

(a)    Investments in the Issuer or in a Restricted Subsidiary, including the purchase of any Preferred Equity Interests issued to a Strategic Investor so long as such purchase complies with the first paragraph of Section 4.11;

(b)    Investments in Cash Equivalents, Marketable Securities and Investment Grade Securities;

(c)    any guarantee of obligations of the Issuer or a Restricted Subsidiary permitted by Section 4.09;

(d)    Investments by the Issuer or any of its Subsidiaries in a Person if, as a result of such Investment, (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or arranged or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(e)    Investments received in settlement of debts and owing to the Issuer or any of its Restricted Subsidiaries, in satisfaction of judgments, in a foreclosure of a Lien or as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

(f)    any Investment existing on, or made pursuant to binding commitments or publicly announced but unconsummated transactions existing on, the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture;

(g)    Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 or for an asset disposition that does not constitute an Asset Sale;

(h)    loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers, promoters, managers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(i)    other Investments in an amount not to exceed the greater of $70.0 million and 35.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding for all Investments made after the Issue Date; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (d) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(j)    any Investment solely in exchange for, or made with the proceeds of, the issuance of the Issuer’s Qualified Capital Stock;

(k)    any Investment in connection with Hedging Obligations and Foreign Currency Obligations otherwise permitted under this Indenture;

(l)    any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a Person that is not a Restricted Subsidiary in exchange for an Investment in the Person to whom such contribution is made in an equivalent value;

(m)    any Investment in any joint venture engaged in a Permitted Business, including without limitation by contribution of assets of any Restricted Subsidiary, not to exceed the greater of $60.0 million and 30.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) outstanding at any time for Investments made after the Issue Date (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (d) above and shall cease to have been made pursuant to this clause for so long as such person continues to be a Restricted Subsidiary;

(n)    any Investment acquired after the Issue Date as a result of the acquisition by the Issuer or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation, arrangement or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by this Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(o)    any Investment consisting of deposits, prepayments and other credits to suppliers or landlords made in the ordinary course of business;

(p)    guaranties made in the ordinary course of business of obligations owed to landlords, suppliers, customers and licensees of the Issuer or any of its Restricted Subsidiaries;

(q)    loans and advances to officers, directors and employees for (i) business-related travel expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business and (ii) in an aggregate amount not to exceed $15.0 million at any one time outstanding;

(r)    any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(s)    any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business;

(t)    any Investment in an Unrestricted Subsidiary having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding, not to exceed the greater of $40.0 million and 20.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (d) above and shall cease to have been made pursuant to this clause for so long as such person continues to be a Restricted Subsidiary;

(u)    Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice;

(v)    Investments (including debt obligations and equity interests) (a) received in settlement, compromise or resolution of debts created in the ordinary course of business or consistent with past practice and owing to the Issuer or any Restricted Subsidiary, (b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary, (c) as a result of foreclosure, perfection or enforcement of any Lien, (d) in satisfaction of judgments or

(e) pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or litigation, arbitration or other disputes or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(w)    Investments in any Receivables Subsidiary or by a Receivables Subsidiary in any other Person made in connection with a Receivables Facility (including the contribution or lending of cash and Cash Equivalents to finance the purchase of Receivables Assets or to otherwise fund required reserves);

(x)    other Investments if after giving effect to such Investment, (x) no Default or Event of Default under Section 6.01(a), Section 6.01(b) or Section 6.01(h) has occurred or is continuing and (y) the Consolidated Leverage Ratio of the Issuer on a pro forma basis is equal to or less than 4.50 to 1.00.

In the event a Permitted Investment meets the criteria of more than one of the categories described in clauses (a) through (x) above, the issuer will be entitled to divide or classify (or later, divide, classify or reclassify in whole or in part in its sole discretion) such Permitted Investment (or portion thereof) in any matter than complies with this definition.

“Permitted Liens” means:

(a)    Liens securing the Notes issued on the Issue Date and Liens securing any Guarantee thereof;

(b)    Liens securing (x) Indebtedness under any Credit Facility (and related Hedging Obligations and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such obligations is not otherwise prohibited by this Indenture) permitted by Section 4.09(b)(2) and (y) other Indebtedness permitted under Section 4.09(a) and Section 4.09(b)(4); provided that (i) in the case of any such Indebtedness described in subclause (y), after giving pro forma effect to the incurrence of such Indebtedness, the application of proceeds therefrom, the granting of such Liens and any other related transactions, the Consolidated First Lien Indebtedness Leverage Ratio does not exceed 5.00 to 1.00 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred and (ii) any such Indebtedness described in this clause (b) (other than Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso of Section 4.09(a) and Section 4.09(b)(4)) shall be (1) secured solely by Liens on the Collateral on a pari passu basis with the Notes Obligations and (2) subject to the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement (if any);

(c)    Liens securing (i) Hedging Obligations and Foreign Currency Obligations permitted to be incurred under Section 4.09 and (ii) cash management obligations not otherwise prohibited by this Indenture;

(d)    Liens securing Purchase Money Indebtedness permitted under Section 4.09(b)(6); provided that such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(e)    Liens on property of a Person existing at the time such Person is merged into, amalgamated, arranged or consolidated with the Issuer or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger, amalgamation, arrangement or consolidation and do not apply to any assets other than the assets of the Person acquired in such merger, amalgamation, arrangement or consolidation;

(f)    Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(g)    Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Issuer or any of its Restricted Subsidiaries other than the property so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(h)    Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(i)    Liens existing on the Issue Date (including Liens on Collateral securing the 2025 Senior Notes outstanding on the Issue Date other than such Liens existing pursuant to clauses (a) and (b) of this definition);

(j)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(k)    Liens securing Indebtedness permitted under Section 4.09(b)(10); provided that (i) such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced and (ii) such Liens have a Lien priority equal to or junior to (but not senior to) the Liens securing such Indebtedness being refinanced;

(l)    Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(m)    easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(n)    licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Issuer or its Restricted Subsidiaries;

(o)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

(p)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(q)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any corresponding section under the PPSA on items in the course of collection;

(r)    filings made by factoring companies on accounts receivable sold by the Issuer or a Restricted Subsidiary to such companies in the ordinary course of business;

(s)    Liens on Property of any Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with Section 4.09;

(t)    Liens in favor of the Issuer or any Guarantor;

(u)    Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(v)    extensions, renewals or refundings of any Liens referred to in clause (e), (g) or (i) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and if such Liens are on Collateral such Liens have lien priority equal to or subordinated to the Liens being extended, renewed or refunded and shall be subject to the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable;

(w)    other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed the greater of $70.0 million and 35.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) in an aggregate amount at any time outstanding; provided that Liens pursuant to this clause (w) shall rank pari passu or junior to the Liens on Collateral securing the Notes Obligations or shall be secured by assets of the Issuer or its Restricted Subsidiaries that are not Collateral;

(x)    Liens incurred to secure any treasury management arrangement;

(y)    Liens on Equity Interests of Unrestricted Subsidiaries;

(z)     Liens on Collateral securing any Junior Lien Obligations with respect to Indebtedness permitted to be incurred under this Indenture; provided that after giving pro forma effect to the incurrence of such Indebtedness, the application of proceeds therefrom, the granting of such Liens and any other related transactions, the Consolidated Secured Indebtedness Leverage Ratio does not exceed 5.50 to 1.00 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred;

(aa)    Liens in connection with attachments or judgments (including judgment or appeal bonds) that do not result in an Event of Default under Section 6.01(g);

(bb)     licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Issuer and its consolidated Subsidiaries;

(cc)     pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary;

(dd)     Liens on Capital Stock in joint ventures securing obligations of such joint venture, to the extent required by the terms of the organizational documents or material contracts of such joint venture;

(ee)     Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and

(ff)     Liens on Receivables Assets granted pursuant to or arising in connection with a Receivables Facility.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, unlimited liability company, joint venture, association, joint stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not.

“PPSA” shall mean the Personal Property Security Act (Ontario), as amended from time to time, together with all regulations made thereunder; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by (i) a Personal Property Security Act as in effect in a Canadian jurisdiction other than Ontario, or (ii) the Civil Code of Quebec, then “PPSA” shall mean the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Québec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority in such Collateral.

“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.01(c) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Proceeds” has the meaning assigned to such term in the U.S. Pledge and Security Agreement or the Canadian Pledge Agreement, as applicable.

“Professional Services Affiliate” means any PC Entity that (i) has entered into a Management Services Agreement with the Issuer or one of the Guarantors and (ii) is Controlled, directly or indirectly, by the Issuer.

“Pro Forma Cost Savings” means, with respect to any Measurement Period, the reduction in net costs and expenses and related adjustments that:

(i)     were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the Measurement Period or subsequent to the Measurement Period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act, or

(ii)     were actually implemented by the business that was the subject of any such acquisition, merger, consolidation or disposition or by any related business of the Issuer or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated within 24 months after the date of the acquisition, merger, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or

(iii)     relate to the business that is the subject of any such acquisition, merger, consolidation or disposition of the Issuer or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of the Issuer based upon specifically identifiable actions to be taken within 24 months of the date of the acquisition, merger, consolidation or disposition, in each case regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period. Pro Forma Cost Savings as of any date of determination, together with any addbacks to Consolidated EBITDA included pursuant to clause (i) of the definition thereof, shall not in the aggregate exceed 25% of Consolidated EBITDA during the most recently ended Measurement Period (calculated on a pro forma basis after giving effect to such adjustments).

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Agreement” means the purchase agreement in respect of the Notes, dated as of July 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified), by and between the Escrow Issuer and Barclays Capital Inc., as representative of the several initial purchasers.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including in the case of Capital Lease Obligations the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock of the Issuer that is not Disqualified Stock.

“Rating Agencies” means:

(a)    S&P;

(b)    Moody’s; or

(c)    if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Assets” means (a) any accounts receivable of the Issuer or any Restricted Subsidiary and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations, in each case in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable financing and which are sold, contributed, conveyed, assigned or otherwise transferred or pledged by the Issuer or any of its Restricted Subsidiaries in connection with a Receivables Facility.

“Receivables Facility” means any financing transaction, including any securitization, revolving credit facility, factoring arrangement or other form of financing transaction, as may be amended, modified, supplemented, replaced or refinanced from time to time, pursuant to which (a) the Issuer or any Restricted Subsidiary sells (directly or indirectly), conveys, assigns or otherwise transfers Receivables Assets or grants a security interest therein to a Receivables Subsidiary or other Person, and (b) the obligations of the Issuer or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Standard Securitization Undertakings) to the Issuer and such Restricted Subsidiary that, in the case of each of clause (a) and (b) meets the following conditions: (i) the Issuer shall have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Restricted Subsidiaries (taken as a whole) and (ii) all Dispositions of accounts receivable and related assets by the Issuer or any Restricted Subsidiary to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Issuer).

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any Receivables Assets or participation interest issued or sold in connection with, and other fees paid to a Person that is not the Issuer or a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Restricted Subsidiary or Unrestricted Subsidiary (or another Person formed for the purposes of engaging in a Receivables Facility with the Issuer, any Restricted Subsidiary or any Unrestricted Subsidiary in which the Issuer, any Restricted Subsidiary or any Unrestricted Subsidiary makes an Investment and to which the Issuer, any Restricted Subsidiary or any Unrestricted Subsidiary sells, assigns conveys or otherwise transfers assets constituting Receivables Assets) formed for the purpose of, and which engages in no activities other than in connection with, the financing of accounts receivable of the Issuer and its Restricted Subsidiaries and Unrestricted Subsidiaries and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and:

(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer, any Restricted Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer, any Restricted Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer any Restricted Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b)    with which none of the Issuer, any Restricted Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Issuer, such Restricted Subsidiary (other than any Receivables Subsidiary) or such Unrestricted Subsidiary (other than any Receivables Subsidiary) reasonably believes to be no less favorable to the Issuer, such Restricted Subsidiary (other than any Receivables Subsidiary) or such Unrestricted Subsidiary (other than any Receivables Subsidiary) than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, and

(c)    to which none of the Issuer, any Restricted Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend, the Canadian Private Placement Legend (if applicable) and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee or Collateral Agent, means any officer within the Corporate Trust Office of the Trustee or Collateral Agent (or any successor group of the Trustee or Collateral Agent) or any other officer of the Trustee or Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend and the Canadian Private Placement Legend (if applicable).

“Restricted Global Note” means a Global Note bearing the Private Placement Legend and the Canadian Private Placement Legend (if applicable).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary, other than Unrestricted Subsidiaries. For the avoidance of doubt, a Professional Services Affiliate that has not been designated as an Unrestricted Subsidiary shall be a Restricted Subsidiary of the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, and its subsidiaries, or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, by and among the Issuer and the Guarantors, as grantors, and the Collateral Agent, as amended, supplemented and otherwise modified from time to time.

“Series” means (a) with respect to the First Lien Secured Parties, each of the (i) Credit Agreement Secured Parties (in their capacities as such), (ii) Notes Secured Parties (in their capacities as such) and (iii) Future First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date that are represented by a common representative (in its capacity as such for such Future First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of the (i) Credit Agreement Obligations, (ii) the 2025 Notes Obligations and (iii) the Future First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common representative (in its capacity as such for such Future First Lien Obligations).

“Series A Notes and Common Share Purchase Agreement” means that certain Series A Notes and Common Share Purchase Agreement, dated June 25, 2021, between Akumin Inc., Akumin Corp. and Stonepeak Magnet Holdings LP.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Facility, including those relating to the servicing of the Receivables Assets.

“Strategic Investor” means physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, (a) a Professional Services Affiliate of such Person or (b) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or any Person that is a consolidated subsidiary of the Issuer under GAAP and, at the Issuer’s option, designated as a “Subsidiary” in a certificate to the Trustee by a responsible financial or accounting officer of the Issuer. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Supplemental Indenture” means a supplemental indenture, to be dated as of the Escrow Release Date, by and among Akumin Inc., the Guarantors, the Trustee and the Notes Collateral Agent, in the form attached hereto as Exhibit B.

“Total First Lien Debt” means, as of any date of determination, the aggregate principal amount of (i) First Lien Indebtedness of the Issuer and the Restricted Subsidiaries, (ii) secured Purchase Money Obligations of the Issuer and the Restricted Subsidiaries and (iii) Indebtedness for borrowed money or Indebtedness evidenced by bank notes, debentures or similar instruments or drawn letters of credit secured by assets of the Issuer or the Restricted Subsidiaries that are either (x) not Collateral or (y) secured by Collateral on a pari passu basis with the Note Obligations, in each case, outstanding on such date of determination, determined on a consolidated basis.

“Trademark” has the meaning assigned to such term in the U.S. Pledge and Security Agreement or the Canadian Pledge Agreement, as applicable.

“Transaction Date” has the meaning provided in the term “Consolidated Fixed Charge Coverage Ratio.”

“Transactions” means the transactions described in the Offering Memorandum and the issuance of the Initial Notes on the Issue Date and the use of proceeds therefrom.

“Treasury Rate” means, at the time of computation, the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available or the relevant information no longer available thereon, any publicly available source of similar market data selected by the Issuer in good faith) most nearly equal to the period from the redemption date to August 1, 2024; provided, however, that if the period from the redemption date to August 1, 2024 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means UMB Bank, National Association, in its capacity as trustee, until a successor replaces UMB Bank, National Association in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent jurisdiction) as in effect in any applicable jurisdiction from time to time.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means (A) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of the Issuer’s Board of Directors in accordance with the instructions set forth below; and (B) any Subsidiary of an Unrestricted Subsidiary.

The Issuer’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(a)    no portion of the Indebtedness or any other obligation (contingent or otherwise) thereof, immediately after such designation, (i) is guaranteed by the Issuer or any of its Restricted Subsidiaries; (ii) is recourse to the Issuer or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of the Issuer or any of its Restricted Subsidiaries to satisfaction thereof;

(b)    except as otherwise permitted by this Indenture (including by Section 4.11), neither the Issuer nor any other Restricted Subsidiary has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to the Issuer or such other Restricted Subsidiary than those that might be obtained at the time from Persons who are not the Issuer’s Affiliates; and

(c)    neither the Issuer nor any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date the Issuer designates an additional Subsidiary as an Unrestricted Subsidiary, the Issuer shall be deemed to have made a Restricted Investment in an amount equal to the Fair Market Value (as determined in good faith by the Issuer’s Board of Directors evidenced by a resolution of the Issuer’s Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary or any Unrestricted Subsidiary redesignated as a Restricted Subsidiary if, in each case, at the time of such designation or redesignation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“U.S. Pledge and Security Agreement” means the U.S. Pledge and Security Agreement, dated as of the Escrow Release Date, by and among the Guarantors, as grantors, and the Collateral Agent, as amended, supplemented and otherwise modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary that is not a Non-Wholly Owned Subsidiary.

SECTION 1.02     Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Collateral Document Order”	12.07	(r)
“Covenant Defeasance”	8.04
“Covenant Suspension Event”	4.16	(a)
“DTC”	2.01	(b)
“Equity Offering”	3.07	(b)
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Offer”	4.10	(d)
“Extension”	3.08
“incur”	4.09	(a)
“Legal Defeasance”	8.03
“Offer Amount”	3.10	(b)
“Offer Period”	3.10	(b)

Term	Defined in Section
“Paying Agent”	2.03
“Payment Default”	6.01	(e)
“Purchase Date”	3.10	(b)
“Refinancing Indebtedness”	4.09	(b)
“Registrar”	2.03
“Restricted Payments”	4.07	(a)(iv)
“Reversion Date”	4.16	(c)
“Suspended Covenants”	4.16	(a)
“Suspension Period”	4.16	(b)

SECTION 1.03     Divisions.

For all purposes under this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holder of its Equity Interests at such time.

SECTION 1.04     Rules of Construction.

Unless the context otherwise requires,

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive and “including” means “including without limitation”;

(4)    words in the singular include the plural, and in the plural include the singular;

(5)    provisions apply to successive events and transactions;

(6)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(7)    When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Equity Interests and the use of proceeds thereof, the incurrence of any Lien or the making of any Investment or any Restricted Payments), the date of determination of such basket or ratio and of any Default or Event of Default may, at the Issuer’s option, be the date the definitive agreement(s) for such Limited Condition Transaction is entered into. Any such ratio or basket shall be calculated on a pro forma basis after giving effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Equity Interests and the use of proceeds thereof, the incurrence of any Lien or the making of any Investment or any Restricted Payments) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction; provided that if the Issuer elects to make such determination as of the date of such definitive agreement(s), then (x) the Issuer shall be deemed to be in compliance with such ratios or baskets solely for purposes of determining whether the Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Equity Interests and the use of proceeds thereof, the incurrence of any Lien or the making of any Investment or any Restricted Payments), is permitted under the applicable covenants, and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof, the incurrence of any Lien or the making of any Investment or any Restricted Payments) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under this Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Transaction, unless such definitive agreement(s) is terminated or such Limited Condition Transaction or incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Equity Interests, Restricted Payment, Investment or incurrence of Liens or such other transaction to which pro forma effect is being given does not occur;

(8)    For purposes of calculating any ratio-based basket, with respect to any revolving Indebtedness incurred under such ratio-based basket, the Issuer may elect (which election may not be changed with respect to such Indebtedness), at any time, to either (x) give pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with any ratio-based component of any provision of this Indenture, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such Indebtedness will be subject to such ratio-based basket (to the extent being incurred pursuant to such ratio) at the time of each such Incurrence. To the extent clause (x) of the immediately preceding sentence is elected, such revolving Indebtedness shall be deemed to be incurred (and the fully committed amount of Indebtedness as outstanding) at all times thereafter for purposes of testing any ratio-based baskets, regardless of whether such Indebtedness is outstanding, until such commitments have been permanently terminated in full; and

(9)    Notwithstanding anything herein the contrary, unless the Issuer elects otherwise, if, on any date, the Issuer or any of its Restricted Subsidiaries in connection with any transaction or series of related transactions (A) utilizes a ratio-based basket under a covenant and (B) utilizes a non-ratio-based basket under the same covenant, then the applicable ratio-based basket under such covenant will be calculated on such date with respect to any usage under the applicable ratio-based basket under such covenant without giving effect to the usage under such non-ratio based basket under the same such covenant made in connection with such transaction or series of related transactions.

SECTION 1.05     Acts of Holders; Record Dates.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Collateral Agent (if applicable) and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof. Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee and the Collateral Agent (if applicable) deems sufficient.

(c)    The Issuer may fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or take by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.05 hereof) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE 2

THE NOTES

SECTION 2.01     Form and Dating.

(a)    The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuer, and required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Note Legend”) in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c)    Except as permitted by Section 2.06(g) hereof, any Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED

OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND THAT DELIVERS A SIGNED CERTIFICATE (A FORM OF WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE) TO THE TRUSTEE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

(d)    If required under Canadian Securities Laws, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Canadian Private Placement Legend”):

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER [INSERT THE DATE ON WHICH THE NOTE INITIALLY WAS ISSUED BY THE COMPANY].

SECTION 2.02     Form of Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. All notes shall be dated the date of their authentication.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $375.0 million and (ii) subject to compliance with Section 4.09 hereof, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount, in each case upon written order of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (ii) above, certify that such issuance is in compliance with Section 4.09 hereof. In addition, each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Notes issued under clause (ii) of the preceding sentence and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter; provided, however, that no additional Notes will be issued with the same CUSIP or ISIN as the Initial Notes unless the Issuer intends to treat such additional Notes and the Initial Notes as fungible for U.S. and Canadian federal income tax purposes.

In authenticating Notes other than the Initial Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(a)

A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(b)	an executed supplemental indenture, if any;

(c)	an Officers’ Certificate delivered in accordance with Section 12.04; and

(d)	an Opinion of Counsel delivered in accordance with Section 12.04 and which shall state:

(1)

that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

(2)	that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and

(3)

that such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or any Affiliate of the Issuer.

SECTION 2.03     Registrar and Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuer shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Issuer may act as Paying Agent, Registrar or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions hereof that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

SECTION 2.04     Paying Agent To Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent. Upon the occurrence of any event specified in Section 6.01(i) or Section 6.01(j), the Trustee shall automatically become the Paying Agent.

SECTION 2.05     Lists of Holders of the Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof.

SECTION 2.06     Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Issuer for Definitive Notes, subject to any applicable laws, if (i) the Issuer delivers to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (B) the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall any temporary Note that is a Global Note issued pursuant to Regulation S be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificate identified by the Issuer and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Issuer will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes will be issued to each Person that such Participants, Indirect Participants and the Depositary jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06. However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b) or (c) below.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above.

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (h) below.

(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of subparagraph (ii) above, and the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Issuer or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraphs (A) and (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraphs (A) and (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i)    Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, as applicable; or

(F)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and the Canadian Private Placement Legend (if applicable) and shall be subject to all restrictions on transfer contained therein.

Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

A.

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

B.

if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in subparagraphs (A) and (B), if the Issuer or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraphs (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

A.

if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

B.

if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

C.

if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

D.

if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (C) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, as applicable, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

A.

if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

B.

if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Issuer or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).

(i)    Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Issuer or the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act.

(ii)    Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraph (A) and (B), if the Issuer or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    [Reserved].

(g)    Legends. The following legends shall appear on the faces of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i)    Private Placement Legend.

Except as permitted by subparagraph (B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)    Global Note Legend. Each Global Note shall bear the Global Note Legend.

(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges.

(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.

(ii)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.10 and 9.05 hereof).

(iii)    The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)    Neither the Issuer nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)     By its acceptance of any Definitive Note or interest in any Global Note bearing the Canadian Private Placement Legend, each Holder of the Note represented thereby acknowledges the restrictions on transfer of such Note set forth in the Canadian Private Placement Legend affixed to such Note and agrees that in connection with any sale, transfer or trade of such Note or its interest in such Note to a Person, or a Person resident of, or a Person acquiring such Note or an interest herein for the benefit of another Person resident in, any province or territory of Canada, it will so sell, transfer or trade such Note or interest therein only in compliance with Canadian Securities Laws.

(xi)     The Trustee shall only be required to affix the Canadian Private Placement Legend to any Definitive Note and any Global Note until (but not after) the day specified in the Canadian Private Placement Legend initially affixed to such Note on the date of its original issue, and shall affix such legend only upon the written instructions of the Issuer.

(xii)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07     Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. If required by the Trustee or the Issuer, the Holder must supply an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a joint and several obligation of the Issuer.

SECTION 2.08     Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer holds the Note.

SECTION 2.09     Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Subsidiary of the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer, any Subsidiary of the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer until legal title to such Notes passes to the Issuer, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10     Temporary Notes.

Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of the written order of the Issuer signed by two Officers of the Issuer, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11     Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act), unless the Issuer directs canceled Notes to be returned to it. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be disposed of and certification of their disposal delivered to the Issuer upon its request therefor, unless by a written order, signed by two Officers of the Issuer, the Issuer shall direct that canceled Notes be returned to it.

SECTION 2.12     Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Issuer shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall send to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13     Interest Disclosure.

(a)    For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid under any Notes Document is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under the Notes Documents are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under the Notes Documents.

(b)     If any provision of the Notes Documents would oblige any Person to make any payment of interest or other amount payable to any other Person in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by that Person of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by such applicable law or so result in a receipt by that Person of “interest” at a “criminal rate.”

SECTION 2.14     CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number.

ARTICLE 3

REDEMPTION

SECTION 3.01     Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 5, but no more than 10, Business Days (unless a shorter period is acceptable to the Trustee) before the notice of redemption is delivered to Holders, an Officers’ Certificate of the Issuer setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price. If the Issuer is required to make the redemption pursuant to Section 3.10 hereof, it shall furnish the Trustee, at least five but not more than ten Business Days before the applicable purchase date, an Officers’ Certificate of the Issuer setting forth (i) the purchase date, (ii) the principal amount of Notes offered to be purchased and (iii) the purchase price.

SECTION 3.02     Selection of Notes To Be Redeemed.

(a)    If less than all of the Notes are to be redeemed at any time in accordance with Section 3.07(b) hereof, the selection of Notes for redemption shall be made on a pro rata basis, except that Global Notes shall be selected, subject to the applicable rules of the Depositary; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. If less than all the Notes are to be redeemed at any time in accordance with Section 3.07(a), (c) and (d) hereof, then the Notes shall be selected by lot, except that Global Notes shall be selected subject to the applicable rules of the Depository. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption.

(b)    The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03     Notice of Redemption.

Subject to the provisions of Section 3.10 hereof, at least 10 days but not more than 60 days before a redemption date, the Issuer shall transmit a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed to such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state

(i)    the redemption date;

(ii)    the redemption price;

(iii)    if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed;

(iv)    the name and address of the Paying Agent;

(v)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)    the paragraph of the Notes and/or section hereof pursuant to which the Notes called for redemption are being redeemed; and

(viii)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 10 days (unless a shorter period is acceptable to the Trustee) prior to the date the Issuer wishes to have the notice given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04     Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05     Deposit of Redemption Price.

On or prior to 1:00 p.m. Eastern Time on any redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

On and after the redemption date, if the Issuer does not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06     [Reserved].

SECTION 3.07     Optional Redemption.

Except as provided in paragraphs (a) and (b) below and Section 4.15 hereof, the Notes shall not be redeemable at the Issuer’s option prior to August 1, 2024. Thereafter, the Notes shall be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 10 days’ or more than 60 days’ written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on August 1 of the years indicated below:

Year	Percentage
2024	103.750%
2025	101.875%
2026 and thereafter	100.000%

(a)    Notwithstanding the foregoing, at any time and from time to time prior to August 1, 2024, the Issuer may redeem up to 40% of the original aggregate principal amount of the Notes outstanding at a redemption price equal to 107.500% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with an amount equal to the net cash proceeds of one or more public or private sales of Qualified Capital Stock (each, an “Equity Offering”), other than proceeds from a sale to the Issuer or any of its Subsidiaries or any employee benefit plan in which the Issuer or any of its Subsidiaries participates; provided that (i) at least 60% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (including additional Notes but excluding Notes held by the Issuer or any of its Restricted Subsidiaries) unless all such Notes are redeemed substantially concurrently and (ii) such redemption occurs no later than the 120th day following such sale of Qualified Capital Stock.

(b)    In addition, at any time and from time to time prior to August 1, 2024, the Issuer may redeem all or any portion of the Notes outstanding at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.

(c)    In connection with any redemption of Notes described in clauses (a), (b) and (c) above, such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, issuance of Indebtedness or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, such redemption may not occur and such notice may be rescinded, or the redemption date may be delayed or extended, in the event that any or all such conditions shall not have been satisfied by the redemption date.

(d)    Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer or Change of Control Offer and the Issuer, or any third party making such tender offer or Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right upon not less than

10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other holder (excluding any early tender or incentive fee) in such tender offer or Change of Control Offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

(e)    Tax Redemption. If (a) the Issuer or any Guarantor becomes or will become obligated to pay Additional Amounts with respect to any Notes or any Guarantee (as described under Section 4.19) as a result of (1) any change in, or amendment to, the laws, treaties (including protocols), regulations or rulings of a Relevant Tax Jurisdiction, which change or amendment is first publicly announced and becomes effective after the Issue Date (or, if the Relevant Tax Jurisdiction did not become a Relevant Tax Jurisdiction until a later date, after such later date) or (2) any change in the official interpretation or application of the laws, treaties (including protocols), regulations or rulings of a Relevant Tax Jurisdiction (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change is first publicly announced and becomes effective after the Issue Date (or, if the Relevant Tax Jurisdiction did not become a Relevant Tax Jurisdiction until a later date, after such later date), and (b) such obligation cannot be avoided by the Issuer’s taking reasonable measures available to the Issuer or any Guarantor (provided that changing the jurisdiction of the Issuer or any Guarantor is not a reasonable measure for this purpose), the Issuer may at its option, having given not less than 30 days’ notice to the holders of such Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes at any time a price equal to their principal amount plus interest accrued to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer or any Guarantor would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due); and provided further that in the case of a Guarantor, no redemption shall be permitted under this Section 3.07(e) if the Issuer or any other Guarantor can make payments on the Notes without the obligation to pay Additional Amounts. Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) an officers’ certificate of the Issuer certifying that the requirements described in clauses (a) and (b) of this Section 3.07(e) are satisfied, and (ii) an opinion of an independent counsel of recognized standing to the effect that the Issuer or any Guarantor has or will become obliged to pay such Additional Amounts as a result of a change or amendment described in clause (a) of this Section 3.07(e). The Trustee shall accept, and will be entitled to conclusively rely on, such officers’ certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions described in clauses (a) and (b) of this Section 3.07(e), and upon such acceptance by the Trustee the Issuer will be entitled to give notice of redemption hereunder and such notice of redemption will be conclusive and binding on the holders of the Notes.

SECTION 3.08     Escrow of Proceeds; Special Mandatory Redemption.

(a)     Concurrently with the closing of the offering of the Notes on the Issue Date, the Issuer shall enter into the Escrow Agreement with the Trustee and the Escrow Agent, pursuant to which the Issuer (or one or more of its Affiliates) will deposit the Senior Secured Escrowed Property (as defined in the Escrow Agreement) into an escrow account with the Escrow Agent. The Issuer shall grant the Trustee, for the benefit of itself, the Escrow Agent and the Holders of the Notes, a first-priority security interest in the Escrow Accounts (as defined in the Escrow Agreement) and all deposits and investments therein to secure the Obligations under the Notes pending disbursement as described below and, by its acceptance of the Notes, each Holder shall be deemed to authorize and direct the Trustee to execute, deliver and perform its obligations under the Escrow Agreement. The Escrow Agreement requires that such security interest be perfected upon or prior to the Issue Date.

(b)    The Issuer shall only be entitled to direct the Escrow Agent to release the Senior Secured Escrowed Property in accordance with the terms of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent shall release the Senior Secured Escrowed Property to the Issuer upon satisfaction of certain conditions set forth in the Escrow Agreement.

(c)    If (i) the Acquisition is not consummated on or prior to the Termination Date (as defined in the Escrow Agreement), (ii) at any time prior to the Termination Date, the Escrow Release Conditions (as defined in the Escrow Agreement) are deemed by the Escrow Issuer to be incapable of being satisfied on or prior to the Termination

Date or (iii) at any time prior to the Termination Date, the Acquisition Agreement is terminated (each, a “Mandatory Redemption Event”), then the Escrow Issuer shall send (at its own expense) a Special Mandatory Redemption Escrow Notice in the form attached to the Escrow Agreement as Annex II to the Trustee and the Escrow Agent within three (3) Business Days of such Mandatory Redemption Event. Concurrently with the delivery of the Special Mandatory Redemption Escrow Notice, the Escrow Issuer shall instruct the Trustee to, at the Escrow Issuer’s expense, mail (by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC) the Special Mandatory Redemption Escrow Notice, which shall state that a Special Mandatory Redemption shall occur on the Termination Date (in the case of a Mandatory Redemption Event, pursuant to clause (i) of the definition thereof) or the date specified in the Special Mandatory Redemption Escrow Notice (in the case of a Mandatory Redemption Event, pursuant to clause (ii) or (iii) of the definition thereof) (such date the “Special Mandatory Redemption Date”). Within three (3) Business Days after the Trustee’s mailing of such notice of a Mandatory Redemption Event, the Escrow Issuer shall consummate the Special Mandatory Redemption. The Notes shall be redeemed (the “Special Mandatory Redemption”) by the Escrow Issuer on the Special Mandatory Redemption Date in cash at a redemption price equal to 100.0% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, from the Issue Date up to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

SECTION 3.09     [Reserved] .

SECTION 3.10     Excess Proceeds Offer.

(a)    In the event that, pursuant to Section 4.10, the Issuer shall be required to commence an Excess Proceeds Offer, it shall follow the procedures specified below.

(b)    The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the maximum principal amount of Notes and First Lien Obligations that may be purchased with such Excess Proceeds (which maximum principal amount of Notes and First Lien Obligations shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.

(c)    To the extent the Issuer or a Restricted Subsidiary is required under the terms of any First Lien Obligations, the Issuer shall make an offer to the holders of such First Lien Obligations on a pro rata basis with the holders of the Notes, with such proceeds. If the aggregate principal amount of Notes and other First Lien Obligations surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis by lot, and, in the case of Global Notes, in accordance with the procedures of the Depositary. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds and such other First Lien Obligations, the Issuer may use any remaining Excess Proceeds in any manner not prohibited by this Indenture.

(d)    If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

(e)    Upon the commencement of any Excess Proceeds Offer, the Issuer shall send, by first class mail or electronically, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

(i)    that the Excess Proceeds Offer is being made pursuant to this Section 3.10 and the length of time the Excess Proceeds Offer shall remain open;

(ii)    the Offer Amount, the purchase price and the Purchase Date;

(iii)    that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

(v)    that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(vi)    that Holders shall be entitled to withdraw their election if the Issuer, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is unconditionally withdrawing his election to have the Note purchased; and

(vii)    that, if the aggregate principal amount of Notes surrendered by Holders and other First Lien Obligations tendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis, by lot, and, in the case of Global Notes, in accordance with the procedures of the Depositary (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased).

(f)    On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10. The Issuer, Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. In addition, the Issuer shall take any and all other actions required by the agreements governing any other First Lien Obligations. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

(g)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer’s compliance with such laws and regulations shall not in and of itself be deemed to have caused a breach of its obligations under this Indenture.

(h)    Other than as specifically provided in this Section 3.10 or Section 4.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.02 and 3.05 hereof.

ARTICLE 4

COVENANTS

SECTION 4.01     Payment of Notes.

(a)    The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer, holds as of 1:00 p.m. Eastern Time on the due date money deposited by or on behalf of the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

(b)    The Issuer shall pay interest (including post-petition or post-filing interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest or post-filing in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02     Maintenance of Office or Agency.

(a)    The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that the Corporate Trust Office shall not be a place for service of legal process on the Issuer.

(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

SECTION 4.03     Reports.

(a)    So long as the notes are outstanding, the Issuer shall furnish to the holders of the Notes and the Trustee:

(i)    (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the Securities and Exchange Commission (“SEC”) on Forms 10-K and 10-Q (or successor forms) of the Issuer, if the Issuer were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (y) with respect to the annual financial statements only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(ii)    within 10 Business Days after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01 (which, with respect to acquisitions, shall be only with respect to acquisitions that are “significant” pursuant to clauses (1) and (2) of the definition of “Significant Subsidiary” under Rule 1-02 of Regulation S-X), 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) (only with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K promulgated by the SEC) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries); provided, however, that (i) in no event shall such information or reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain separate consolidating financial information with respect to, or separate financial statements or information for, the Issuer, the Guarantors, other Subsidiaries the shares of which are pledged to secure the Notes or any Guarantee, any Related Corporation or any other affiliate of the Issuer that would be required under (a) Section 3-09 of Regulation S-X, (b) Section 3-10 of Regulation S-X or (c) Section 3-16 of Regulation S-X, respectively, promulgated by the SEC, (ii) in no event shall such information or reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, (iii) no such information or reports referenced under clause (2) above shall be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the holders of the notes or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole, (iv) in no event shall such information or reports be required to include any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to information or reports provided under clause (2) above, and (v) in no event shall information or reports referenced in clause (2) above be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K except for (x) agreements evidencing material Indebtedness and (y) historical and pro forma financial statements to the extent reasonably available.

(b)    All such annual information and reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly information and reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate and in each case subject to any extension, tolling or other relief that would be available to the Issuer under applicable United States or Canadian securities laws and regulations at such time.

(c)    Except as provided in Section 4.03(f), the Issuer will make available such information and reports (as well as the details regarding the conference call described below) to any holder of notes and, upon request, to any beneficial owner of the notes, in each case by posting such information and reports on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information and reports readily available to any holder of notes, any bona fide prospective investor in the notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons that certify their status as such to the reasonable satisfaction of the Issuer), any securities analyst (to the extent providing analysis of investment in the notes) or any market maker in the notes who agrees to treat such information and reports as confidential or accesses such information and reports on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Issuer shall post such information and reports thereon and make readily available any password or other login information to any such holder of notes, bona fide prospective investor, securities analyst or market maker.

(d)    The Issuer will hold a quarterly conference call for all holders of notes and securities analysts (to the extent providing analysis of investment in the notes) to discuss such financial information (including a customary Q&A session) no later than ten (10) Business Days after distribution of such financial information (which obligation, for the avoidance of doubt, shall be satisfied by the Issuer’s regular earnings calls).

(e)    In addition, to the extent not satisfied by the foregoing, the Issuer shall furnish to holders of the notes any prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes remain outstanding.

(f)    Notwithstanding anything else herein, the Issuer will be deemed to have furnished the financial statements and other information referred to in clauses (i) and (ii) of Section 4.03(a) if the Issuer has filed reports on the System for Electronic Document Analysis and Retrieval (“SEDAR”) or any successor system or with the SEC via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) filing system or any successor system thereto; provided that if the Issuer has filed such reports on SEDAR or EDGAR, in order to comply with clauses (i) and (ii) of Section 4.03(a), the Issuer need only file such reports as would be required of it pursuant to applicable Canadian and United States laws that apply to the Issuer’s public reporting requirements at such time and nothing more, provided, that the Trustee shall have no responsibility to determine if any documents have been filed.

(g)    Delivery of such reports, information and documents pursuant to this Section 4.03 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information or documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). Neither the Trustee nor the Notes Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants in this Indenture with respect to the furnishing or posting of such reports, information and documents filed with the SEC or EDGAR or on a website or any online data system under this Indenture, or participate in any conference calls.

SECTION 4.04     Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, commencing after the fiscal year ended December 31, 2021, an Officers’ Certificate of the Issuer stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

SECTION 4.05     Taxes.

The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06     Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07     Limitation on Restricted Payments.

(a)    Neither the Issuer nor any of its Restricted Subsidiaries may, directly or indirectly:

(i)    pay any dividend or make any distribution on account of any Equity Interests of the Issuer other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer;

(ii)    purchase, redeem or otherwise acquire or retire for value any of the Issuer’s Equity Interests or any Subordinated Indebtedness, other than (i) Subordinated Indebtedness within one year of the stated maturity date thereof and (ii) any such Equity Interests or Subordinated Indebtedness owned by the Issuer or by any Restricted Subsidiary;

(iii)    pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(A)    to the Issuer or any Restricted Subsidiary; or

(B)    to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; or

(iv)    make any Restricted Investment

(all such prohibited payments and actions set forth in clauses (i) through (iv) being collectively referred to as “Restricted Payments”), unless at the time of such Restricted Payment:

(1)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)    after giving pro forma effect to such Restricted Payment and any related transactions, the Issuer is able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.09(a); and

(3)    such Restricted Payment, together with the aggregate of all other Restricted Payments made after November 2, 2020, is less than the sum of:

(A)    50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from July 1, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); plus

(B)    an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the Fair Market Value of any property or assets received by the Issuer from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer (other than Equity Interests sold to any of the Issuer’s Subsidiaries), following the Issue Date and (y) the aggregate amount by which Indebtedness (other than any Indebtedness owed to the Issuer or a Subsidiary) incurred by the Issuer or any Restricted Subsidiary on or subsequent to November 2, 2020 is reduced on the Issuer’s balance sheet upon the conversion or exchange into Qualified Capital Stock (less the amount of any cash, or the Fair Market Value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange or expended pursuant to clause (b)(11) below); plus

(C)    if any Unrestricted Subsidiary is designated by the Issuer as a Restricted Subsidiary, an amount equal to the Fair Market Value of the net Investment by the Issuer or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Issuer or any Restricted Subsidiary in any such Unrestricted Subsidiary following November 2, 2020 which reduced the amount available for Restricted Payments pursuant to this clause (3) less amounts received by the Issuer or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (D) below; plus

(D)    100% of any cash dividends and other cash distributions and the Fair Market Value of property or assets other than cash received by the Issuer and the Issuer’s Restricted Subsidiaries from an Unrestricted Subsidiary since November 2, 2020 to the extent not included in Consolidated EBITDA and 100% of the net proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Issuer or any Restricted Subsidiary in any such Unrestricted Subsidiary following November 2, 2020 which reduced the amount available for Restricted Payments pursuant to this clause (3); plus

(E)    to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Restricted Investments of the Issuer and its Restricted Subsidiaries following

November 2, 2020 resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to the Issuer or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment; plus

(F)    $40.0 million.

(b)    The foregoing provisions shall not prohibit the following (provided that with respect to clauses (9), (10) and (12) below, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Restricted Payment):

(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment, dividend, distribution or redemption would have complied with the provisions of this Indenture;

(2)    the redemption, repurchase, retirement or other acquisition of (x) any Equity Interests of the Issuer in exchange for, or out of the net proceeds of the issue or sale within 60 days of, Equity Interests (other than Disqualified Stock) of the Issuer (other than Equity Interests issued or sold to any Subsidiary) or (y) Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale within 60 days of, Qualified Capital Stock, (b) in exchange for, or out of the proceeds of the incurrence within 60 days of, Refinancing Indebtedness permitted to be incurred under clause (10) of Section 4.09(b) or other Indebtedness permitted to be incurred under Section 4.09 or (c) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case, to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with Sections 4.10 and 4.15 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Subordinated Indebtedness;

(3)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with Section 4.09;

(4)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;

(5)    distributions or payments of Receivables Fees in connection with a Receivables Facility;

(6)    the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any future, present or former employee, director, officer, advisor or consultant of the Issuer or of any Subsidiary of the Issuer (or any such Person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (6) do not exceed the greater of (x) $20.0 million and (y) 10.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) in any calendar year, with unused amounts in any calendar year carried over and available for use in any succeeding calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)    the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer to any future, present or former employee, director, officer, consultant or advisor of the Issuer or any of its Subsidiaries that occurred after November 2, 2020, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of the preceding paragraph; plus

(B)    the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 2, 2020; less

(C)    the amount of any Restricted Payments made in previous calendar years pursuant to clauses (A) and (B) of this clause;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by subclauses (A) and (B) of this clause (6) in any fiscal year; provided, further, that (i) cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employee, director, officer, consultant or advisor of the Issuer or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Issuer and (ii) the repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or similar instruments if such Capital Stock represents all or a portion of the exercise price thereof and payments, in lieu of the issuance of fractional shares of such Capital Stock or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(7)    payments or distributions by the Issuer or any of its Restricted Subsidiaries to dissenting stockholders pursuant to applicable law in connection with any merger or acquisition consummated on or after the Issue Date and not prohibited by this Indenture;

(8)    purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(9)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (a) the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Designated Preferred Stock is issued, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, would have been at least 2.00 to 1.00 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (9) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(10)    any Restricted Payment if after giving effect to such Restricted Payment, the Consolidated Leverage Ratio of the Issuer on a pro forma basis is equal to or less than 3.75 to 1.00;

(11)    to the extent constituting Restricted Payments, payments to counterparties under Hedging Obligations or other hedge, swap or option agreements entered into in connection with the issuance of convertible debt or upon the exercise thereof; and

(12)    other Restricted Payments in an amount not to exceed the greater of (x) $50.0 million and (y) 25.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis).

(c)    Restricted Payments made pursuant to Section 4.07(a) and clause (1) of Section 4.07(b) and, to the extent made with the proceeds of the issuance of Qualified Capital Stock, Investments made pursuant to clause (j) of the definition of “Permitted Investments,” shall be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a). Restricted Payments made pursuant to clauses (2) through (10) and (12) of Section 4.07(b) shall not be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a).

If the Issuer or any Restricted Subsidiary makes a Restricted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (3) of Section 4.07(a) or under any other provision of this Section 4.07, (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories described in the clauses above, or is permitted pursuant to Section 4.07(a), the Issuer shall be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

The amount of all Restricted Payments (other than cash) shall be fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Issuer acting in good faith.

If the Issuer or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Issuer be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer’s financial statements affecting Consolidated Net Income or Consolidated EBITDA of the Issuer for any period.

SECTION 4.08     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)

pay dividends or make any other distribution to the Issuer or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c)	transfer any of the Issuer’s properties or assets to the Issuer or any of its Restricted Subsidiaries; except for such encumbrances or restrictions existing under or by reason of:

(i)    Existing Indebtedness and existing agreements as in effect on the Issue Date;

(ii)    applicable law or regulation;

(iii)    any instrument governing Acquired Debt and any other agreement or instrument of an acquired Person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or any of its Subsidiaries;

(iv)    by reason of customary non-assignment provisions in leases entered into in the ordinary course of business;

(v)    Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(vi)    this Indenture, the Notes and the Collateral Documents or the Issuer’s other Indebtedness ranking pari passu with the Notes; provided that except as set forth in clause (vii) below such restrictions are no more restrictive taken as a whole than those imposed by this Indenture, the Notes and the Collateral Documents;

(vii)    any Indebtedness; provided that the restrictions therein (i) are not materially more restrictive than the agreements governing such Indebtedness as in effect on the Issue Date or (ii) will not affect the Issuer’s ability to make principal or interest payments on the Notes (as determined by the Issuer in good faith);

(viii)    customary non-assignment provisions in contracts, leases, sub-leases and licenses entered into in the ordinary course of business;

(ix)    any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(x)    provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;

(xi)    Liens not prohibited under Section 4.12;

(xii)    any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary (or sale of such Subsidiary’s Equity Interests) pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture;

(xiii)    secured Indebtedness otherwise permitted to be incurred by this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(xiv)    Purchase Money Indebtedness that imposes restrictions of the type described in clause (c) above on the property so acquired;

(xv)    any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the Issuer’s good faith judgment, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(xvi)    Indebtedness or other agreements, including, without limitation, agreements described in clause (x) of this paragraph, of any non-Guarantor Subsidiary which imposes restrictions solely on such non-Guarantor Subsidiary and its Subsidiaries;

(xvii)    any restriction on cash or other deposits or net worth imposed by customers, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business; or

(xviii)    restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility.

SECTION 4.09     Limitation on Incurrence of Indebtedness.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or permit any of its Restricted Subsidiaries to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Guarantor may issue Preferred Equity Interests, if, after giving effect to the incurrence of such Indebtedness or the issuance of such Preferred Equity Interests and the application of the net proceeds thereof on a pro forma basis, the Issuer’s Consolidated Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0; provided that Restricted Subsidiaries of the Issuer that are not Guarantors may not incur Indebtedness or issue any Preferred Equity Interests pursuant to this paragraph if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of outstanding Indebtedness or Preferred Equity Interests of Restricted Subsidiaries of the Issuer that are not Guarantors at any one time outstanding incurred pursuant to the foregoing proviso and pursuant to Section 4.09(b)(4)(a) below, together with the amount of any Refinancing Indebtedness in respect thereof incurred pursuant to Section 4.09(b)(10) below, exceeds the greater of (x) $50.0 million or (y) 25.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis).

(b)    The foregoing limitation shall not apply to any of the following incurrences of Indebtedness:

(1)    Indebtedness represented by the Notes and the Guarantees issued on the Issue Date;

(2)    Indebtedness of the Issuer or any Guarantor under any Credit Facility, including letters of credit or banker’s acceptances issued or created thereunder, in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) the greater of (i) $210 million and (ii) 100.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) and (b) an amount of First Lien Indebtedness that would not cause the Consolidated First Lien Indebtedness Leverage Ratio (calculated after giving pro forma effect to the incurrence of such Indebtedness, the application of proceeds therefrom, the granting of such Liens and any other related transactions) to be greater than 5.00 to 1.00 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred, plus the amount of any accrued interest and any premiums payable and reasonable fees, expenses, commissions and costs in connection with the exchange, extension, refinancing, renewal, replacement, substitution or refunding of any Indebtedness incurred pursuant to this clause (2);

(3)    (x) unsecured Indebtedness among the Issuer and the Restricted Subsidiaries and (y) Preferred Equity Interests of a Restricted Subsidiary held by the Issuer or a Restricted Subsidiary; provided that if such Preferred Equity Interests are issued by a Guarantor, such Preferred Equity Interests are held by the Issuer or a Guarantor;

(4)    (a) Indebtedness of the Issuer and any Restricted Subsidiary incurred to finance an Asset Acquisition or (b) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Issuer or any Restricted Subsidiary (and not created in contemplation of such acquisition); provided that) after giving effect to the incurrence of such Indebtedness or Acquired Debt on a pro forma basis, the Issuer’s Consolidated Fixed Charge Coverage Ratio either (A) would have been at least 2.0 to 1.0 or (B) would have been greater than immediately prior to such acquisition provided, further, that all Indebtedness incurred, issued or assumed pursuant to subclause (4)(a) and pursuant to the proviso in Section 4.09(a), together with the amount of any Refinancing Indebtedness in respect thereof incurred pursuant to clause (10) below, by Restricted Subsidiaries that are not Guarantors or the Issuer shall not exceed an amount equal to the greater of (x) $50.0 million or (y) 25.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis);

(5)    Existing Indebtedness (including the 2025 Senior Notes outstanding on the Issue Date other than Indebtedness incurred under clause (1) or (2) above);

(6)    Indebtedness consisting of Purchase Money Indebtedness in an aggregate amount (when aggregated with the amount of Refinancing Indebtedness outstanding under clause (10) below in respect of Indebtedness incurred pursuant to this clause (6)) not to exceed an aggregate principal amount at any one time outstanding equal to the greater of (x) $60.0 million or (y) 30.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis);

(7)    Hedging Obligations of the Issuer or any of the Restricted Subsidiaries covering Indebtedness of the Issuer or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for bona fide hedging activities, including the issuance of convertible debt, and not for speculative purposes;

(8)    Foreign Currency Obligations of the Issuer or any of the Restricted Subsidiaries entered into to manage exposure of the Issuer and the Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(9)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);

(10)    the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part, Indebtedness referred to in clause (a) of this Section 4.09 or in clause (1), (4), (5) or (6) or this clause (10) or in clause (11), (14), (15) or (20) below (“Refinancing Indebtedness”); provided, however, that:

(A)    the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)    the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (i) 91 days after the final maturity date of the Notes and (ii) the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded;

(C)    the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees, if at all, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(D)    if the Indebtedness to be exchanged, refinanced, renewed, replaced, substituted or refunded was the obligation of the Issuer or Guarantor, such Refinancing Indebtedness shall not be incurred by any of the Restricted Subsidiaries other than a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so refinanced;

(11)    additional Indebtedness of the Issuer and any of its Restricted Subsidiaries in an aggregate principal amount not to exceed at any one time outstanding an amount, taken together with the amount of any Refinancing Indebtedness in respect thereof outstanding pursuant to clause (10) above, equal to the greater of (x) $70.0 million or (y) 35.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis);

(12)    the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 and the guarantee by any Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(13)    the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

(14)    the incurrence by the Issuer or its Restricted Subsidiaries of guarantees in respect of obligations of joint ventures and, in the case of any Restricted Subsidiary that is a joint venture, the incurrence of Indebtedness; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (14), taken together with the amount of any Refinancing Indebtedness in respect thereof outstanding pursuant to clause (10), shall not exceed at any one time outstanding an amount equal to the greater of (x) $60.0 million and (y) 30.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis);

(15)    Indebtedness of Restricted Subsidiaries that are not Guarantors in an aggregate principal amount at any one time outstanding not to exceed, taken together with the amount of any Refinancing Indebtedness in respect thereof outstanding pursuant to clause (10) above, the greater of (x) $50.0 million and (y) 25.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis);

(16)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(17)    the incurrence of Indebtedness by the Issuer or any of its Restricted Subsidiaries arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs, deferred purchase price or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, a Person (including any Capital Stock of a Subsidiary) or Investment (other than Guarantees of Indebtedness incurred by any Person acquiring or disposing of such business, assets, Person or Investment for the purpose of financing such acquisition or disposition);

(18)    Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums in an amount not to exceed the annual premiums in respect thereof or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

(19)    Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(20)    unsecured Indebtedness of the Issuer or any of its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause and then outstanding, will not exceed 100% of the net cash proceeds received by the Issuer from the issuance or sale (other than to a Subsidiary, a Minority Investment, a Professional Services Affiliate or a Strategic Investor) of its Equity Interests or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Issuer, in each case, subsequent to the Issue Date (together with the amount of any Refinancing Indebtedness in respect thereof outstanding pursuant to clause (10) above; provided, however, that (i) any such net cash proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Issuer and its Restricted Subsidiaries incur Indebtedness in reliance thereon and (ii) any net cash proceeds that are so received or contributed shall be excluded for purposes of incurring Indebtedness pursuant to this clause to the extent such net cash proceeds or cash have been applied to make Restricted Payments;

(21)    Indebtedness the proceeds of which are applied to defease or discharge the Notes pursuant to Article 8;

(22)    Preferred Equity Interests of the Issuer or any of its Restricted Subsidiaries issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such Preferred Equity Interests of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Equity Interests (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of Preferred Equity Interests not permitted by this clause (22);

(23)    Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of (a) workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, customer guarantees, performance, indemnity, surety, judgment, bid, appeal, advance payment (including progress premiums), customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations, completion guarantees and warranties or relating to liabilities, obligations or guarantees incurred in the ordinary course of business or consistent with past practice; (b) customer deposits and advance payments (including progress premiums) received from customers for goods or services purchased in the ordinary course of business or consistent with past practice; (c) letters of credit, bankers’ acceptances, discounted bills of exchange, discounting or factoring of receivables or payables for credit management purposes, warehouse receipts, guarantees or other similar instruments or obligations issued or entered into, or relating to liabilities or obligations incurred in the ordinary course of business or consistent with past practice;

(24)    Indebtedness in respect of unsecured promissory notes issued to a Strategic Investor in connection with repurchases, redemptions or other acquisition of Preferred Equity Interests of a Restricted Subsidiary owned by a Strategic Investor;

(25)    non-voting Preferred Equity Interests of a Restricted Subsidiary issued to a Strategic Investor in the ordinary course of business for bona fide business purposes; provided that after giving pro forma effect to the issuance of such Preferred Equity Interests the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available, is not less than 2.00 to 1.00;

(26)    (a) Indebtedness of the Issuer or any Restricted Subsidiary to any Professional Services Affiliate incurred in the ordinary course of business pursuant to or in connection with Management Services Agreement, (b) Guarantees by the Issuer or any Restricted Subsidiary of Indebtedness or any other obligation or liability of a Professional Services Affiliate incurred in the ordinary course of business pursuant to or in connection with Management Services Agreement, (c) Indebtedness of the Issuer or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person or its assets securing Indebtedness of a Professional Services Affiliate incurred in the ordinary course of business pursuant to or in connection with Management Services Agreement, and (d) Indebtedness of the Issuer or any Restricted Subsidiary in respect of letters of credit, banker’s acceptances or other similar instruments or obligations issued for the benefit of, or relating to liabilities or obligations incurred on behalf of, a Professional Services Affiliate, incurred in the ordinary course of business pursuant to or in connection with Management Services Agreement; and

(27)    Obligations under or in respect of Receivables Facilities.

(c)    For purposes of determining compliance with this Section 4.09, (1) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (2) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (b)(1) through (27) above or is permitted to be incurred pursuant to Section 4.09(a) and also meets the criteria of one or more of the categories described in clauses (1) through (27) of Section 4.09(b), the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Credit Agreement on the Issue Date (and any Indebtedness secured by a Lien that refinances such Indebtedness) shall be deemed to be outstanding under clause (b)(2) above and may not be reclassified.

(d)    Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or Preferred Equity Interests of the same class shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. Any increase in the amount of Indebtedness solely by reason of currency fluctuations shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.

(e)    The amount of indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified Person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured.

(f)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Issuer based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, (1) if incurred in a different currency from the Indebtedness being refinanced, shall be calculated by the Issuer based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing and (2) shall be deemed to be outstanding only when the proceeds thereof are not applied to effect such refinancing (and to pay any fees, expenses, commissions and costs in connection therewith) substantially concurrently.

(g)    Notwithstanding anything to the contrary in this Section 4.09, in the case of any Indebtedness incurred to refinance Indebtedness initially incurred in reliance on one or more of clauses (1) through (26) of Section 4.07(b) measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, if such refinancing would cause the percentage of Consolidated EBITDA restriction to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

(h)    For the avoidance of doubt, unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured.

SECTION 4.10     Limitation on Asset Sales.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)    the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined as of the time of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale); and

(2)    other than with respect to Permitted Asset Swaps, at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents or Marketable Securities.

For purposes of clause (2), the following shall be deemed to be cash:

(a)    the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)    the amount of any obligations or securities received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received),

(c)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and

(d)    any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c), not to exceed the greater of $20.0 million and 10.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)    If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall apply all or any of the Net Proceeds therefrom to:

(1)    at the Issuer’s election, either (x) repay First Lien Obligations (and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility) or (y) repay, redeem or purchase the Notes; provided that if the Issuer or such Restricted Subsidiary repays First Lien Obligations (other than the Notes) pursuant to clause (b)(i)(x) of this Section 4.10, the Issuer shall apply a pro rata amount to (i) equally and ratably reduce the Notes Obligations in accordance with the procedures set forth under Section 3.07 and/or (ii) make an Excess Proceeds Offer; or

(2)    (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of assets to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

(c)    Notwithstanding any other provisions of this Section 4.10, (i) to the extent that any of or all the Net Proceeds of any Asset Sale received or deemed to be received by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law or (y) restricted by applicable organizational documents in each case, from being repatriated to Canada if the Issuer is organized under the laws of Canada or a political subdivision thereof or the United States, if the Issuer is organized under the laws of the United States or any State thereof or the District of Columbia, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this Section 4.10 so long, but only so long, as the applicable local law or organizational documents will not permit repatriation to the United States or Canada, as applicable, (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law or applicable organizational impediments to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law or applicable organizational impediment, an amount equal to such Net Proceeds will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional Taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this Section 4.10 and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition would have an material adverse Tax consequence (which for the avoidance of doubt, includes, but is not limited to, any prepayment out of such Net Proceeds whereby doing so the Issuer, any of its Subsidiaries or any of their respective affiliates and/or equity owners would incur a Tax liability, including a Tax dividend, deemed dividend pursuant to Code Section 956 or a withholding Tax), an amount equal to the Net Proceeds so affected will not be required to be applied in compliance with this Section 4.10. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

(d)    Any Net Proceeds from any Asset Sale that are not applied or invested (or committed pursuant to a written agreement to be applied) as provided in the preceding paragraph within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365 day period shall constitute “Excess Proceeds” and shall be applied pursuant to Section 4.10(d) hereof. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(e)    When the cumulative amount of Excess Proceeds that have not been applied in accordance with this Section 4.10 exceeds $30.0 million, the Issuer shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.10 hereof. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11     Limitation on Transactions with Affiliates.

The Issuer shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Issuer’s or any Restricted Subsidiary’s properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary and Minority Investment) in any one or a series of transactions involving aggregate payments in excess of $20.0 million (or in the case of a Minority Investment, in excess of $10.0 million) (each of the foregoing, an “Affiliate Transaction”), unless:

(a)    the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(b)    in the event such Affiliate Transaction involves an aggregate value in excess of the greater of $30.0 million and 15% of Consolidated EBITDA for the most recently ended measurement period calculated on a pro forma basis), the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Issuer;

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (b) above if such Affiliate Transaction is approved by a majority of the disinterested directors of the Issuer, if any.

provided, however, that the following shall, in each case, not be deemed Affiliate Transactions:

(i)    the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of, or the payment of compensation to, directors and management of the Issuer and its Subsidiaries (including, without limitation, salaries, fees, bonuses, equity and incentive arrangements and payments);

(ii)    indemnification or similar arrangements for officers, directors, employees or agents of the Issuer or any of the Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(iii)    transactions between or among the Issuer and the Restricted Subsidiaries;

(iv)    Restricted Payments not prohibited by Section 4.07 and Permitted Investments;

(v)    any transactions between the Issuer or any of the Restricted Subsidiaries and any Affiliate of the Issuer the Equity Interests of which Affiliate are owned solely by the Issuer or one of the Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Issuer or Restricted Subsidiaries, on the other hand;

(vi)    the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, managers, contractors, consultants, distributors or advisors of the Issuer or any Restricted Subsidiary (whether directly or indirectly);

(vii)    any agreements or arrangements in effect on the Issue Date and described in the Offering Memorandum and any modifications, extensions or renewals thereof that are not disadvantageous to the holders of Notes in the Issuer’s reasonable determination in any material respect;

(viii)    so long as they comply with clause (a) above, transactions with customers, clients, lessors, landlords, suppliers, contractors or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture;

(ix)    transactions with Persons who are Affiliates of the Issuer solely as a result of the Issuer’s or a Restricted Subsidiary’s Investment in such Person;

(x)    sales of Equity Interests to Affiliates of the Issuer or its Restricted Subsidiaries not otherwise prohibited by this Indenture and the granting of registration and other customary rights in connection therewith;

(xi)    transactions with an Affiliate where the only consideration paid is Equity Interests of the Issuer other than Disqualified Stock;

(xii)    transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of this covenant;

(xiii)    transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xiv)    transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer; provided, however, that such director abstains from voting as a director on any matter involving such other Person;

(xv)    any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Capital Stock in any Restricted Subsidiary permitted under Section 4.10 or entered into with any Business Successor, in each case, that the Issuer determines in good faith is either fair to the Issuer or otherwise on customary terms for such type of arrangements in connection with similar transactions;

(xvi)    transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (and not entered into in contemplation of such redesignation) as described in the definition of “Unrestricted Subsidiaries” and pledges of Capital Stock of Unrestricted Subsidiaries;

(xvii)    (i) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor and (ii) any operational services arrangement entered into between the Issuer or any Restricted Subsidiary and any Affiliate of the Issuer, in each case, which is approved as being no worse than a transaction on an arm’s length basis by the reasonable determination of the Issuer;

(xviii)    intellectual property licenses and research and development agreements in the ordinary course of business or consistent with past practice;

(xix)    any customary transaction with a Receivables Subsidiary effected as part of a Receivables Facility in the ordinary course of business; and

(xx)    the issuance of additional Financing Notes.

SECTION 4.12     Limitation on Liens.

(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (each, an “Initial Lien”) on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, other than (i) Permitted Liens and (ii) with respect to Liens on assets not constituting Collateral, any such Lien securing Indebtedness if the Notes are secured equally and ratably thereby (or, if such Indebtedness secured by Liens on assets not constituting Collateral is subordinated to the Notes, the Notes are secured on a priority basis with respect to such Indebtedness).

(b)    Any Lien created for the benefit of the Holders pursuant to clause (ii) of Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(c)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 4.13     Additional Subsidiary Guarantees.

If any of the Issuer’s Restricted Subsidiaries (including, for the avoidance of doubt, Professional Services Affiliates) that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred under Section 4.09(b)(2) or any Capital Markets Indebtedness (including the 2025 Senior Notes and any Financing Notes) in an aggregate principal amount greater than $30.0 million incurred pursuant to Section 4.09, then in each case such

Restricted Subsidiary shall (i) execute and deliver to the Trustee and Collateral Agent a supplemental indenture in form reasonably satisfactory to the Trustee and the Collateral Agent pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture on the terms set forth in this Indenture, (ii) execute and deliver to the Trustee and Collateral Agent joinders or supplements, as applicable, to the Collateral Documents and the First Lien Intercreditor Agreement (and, if applicable, any Junior Lien Intercreditor Agreement), together with any other filings and agreements (subject to customary extension periods) required by the Collateral Documents to create or perfect the security interests of the Collateral Agent for its benefit and for the benefit of the Trustee and the holders of the Notes in the Collateral of such Restricted Subsidiary and (iii) deliver to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel certifying that such supplemental indenture and joinders or supplements to the Collateral Documents and First Lien Intercreditor Agreement (and, if applicable, any Junior Lien Intercreditor Agreement) have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement (and, if applicable, any Junior Lien Intercreditor Agreement).

SECTION 4.14     Organizational Existence.

Subject to Article 5 hereof and the proviso to this Section 4.14, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation and, subject to Section 4.10 hereof, the corporate, limited liability company, partnership or other existence of any Significant Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any Significant Subsidiary and (ii) subject to Section 4.10 hereof, the rights (charter and statutory), licenses and franchises of the Issuer and its Significant Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15     Change of Control.

Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer shall send or otherwise deliver a notice to each Holder electronically in accordance with the procedures of the depository or by first-class mail with a copy to the Trustee stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 4.15;

(2)    the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is sent (the “Change of Control Payment Date”);

(3)    that any Notes not tendered shall continue to accrue interest in accordance with the terms of this Indenture;

(4)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)    that Holders shall be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a notice sent electronically in accordance with the procedures of the depository or by first-class mail setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6)    that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7)    any other information material to such Holder’s decision to tender Notes.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control. The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to Change of Control Offer made by the Issuer. The Issuer’s obligations in respect of a Change of Control Offer can be modified with the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

SECTION 4.16     Suspension of Covenants.

(a)    During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries shall not be subject to the following Sections of this Indenture (the “Suspended Covenants”):

(1)    Section 4.07;

(2)    Section 4.09;

(3)    Section 4.10;

(4)    clause (d) of the first paragraph of Section 5.01;

(5)    Section 4.11;

(6)    Section 4.08; and

(7)    Section 4.13.

(b)    At such time as Sections 4.07, 4.08, 4.09, 4.10, 4.11 and clause (d) of the first paragraph of Section 5.01 are suspended (a “Suspension Period”), the Issuer shall no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

(c)    In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the Notes below Investment Grade, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.

(d)    On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date shall be deemed to be Existing Indebtedness. For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of Section 4.07(a), calculations under such section shall be made as though such section had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (2) through (12) under Section 4.07(b) shall reduce the amount available to be made as Restricted Payments under clause (3) of such Section 4.07(a); provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. For purposes of Section 4.10(d), on the Reversion Date, the unutilized amount of Net Proceeds shall be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder; provided that (1) the Issuer and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by the applicable Rating Agency below an Investment Grade rating and (2) the Issuer reasonably believed that such incurrence or actions would not result in such withdrawal or downgrade. On each Reversion Date, the Issuer shall be required to comply with the provisions under Section 4.13 as if such provisions were in effect at all times during the Suspension Period.

The Issuer shall provide an Officers’ Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event, Suspension Period or Reversion Date. The Trustee shall have no obligation to monitor the ratings of the Notes, independently determine or verify if such events have occurred or notify the holders of Notes of any Covenant Suspension Event, Suspension Period or Reversion Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of Notes upon request.

SECTION 4.17     After-acquired Collateral.

From and after the consummation of the Acquisition, if the Issuer or any Guarantor creates any additional security interest upon any Property that would constitute Collateral to secure any First Lien Obligations, the Issuer and each of the Guarantors shall grant a first-priority perfected security interest (subject to Permitted Liens) upon any such Collateral, as security for the Notes Obligations, subject to the limitations and exceptions set forth in the Collateral Documents.

SECTION 4.18     Further Assurances.

As set forth in the Collateral Documents and this Indenture, the Issuer and the Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, financing and continuation statements (or equivalent statements) and amendments thereto and do or cause to be done such further acts as may be necessary or proper or reasonably requested by the Collateral Agent to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral in favor of the Collateral Agent for the benefit of the Notes Secured Parties, and to otherwise effectuate the provisions or purposes of this Indenture and the Collateral Documents.

SECTION 4.19     Additional Amounts.

All payments in respect of the Notes or any Guarantee by or on behalf of the Issuer, any Guarantor, or any successor thereto (each, a “Payor”) shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, levies, duties, imposts, assessments or other governmental charges, including any interest, additions to tax and penalties related thereto (collectively, “Taxes”), unless such withholding or deduction is required by applicable law. If any Payor, or any other applicable withholding agent, is required to withhold or deduct any amount in respect of any payment made in respect of the Notes or any Guarantee with respect to any Tax imposed by or on behalf of any jurisdiction in which any Payor is, at any time, organized, resident or doing business for tax purposes, or any jurisdiction from or through which any Payor or any paying agent (on behalf of any Payor) makes any payments on the Notes or any Guarantee, or, in each case, any governmental authority or political subdivision thereof or therein having the power to tax (each, a “Relevant Tax Jurisdiction”), the Payor will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as are necessary so that the net payment received by a beneficial owner of the Notes (including any Additional Amounts), after withholding or deduction for any Taxes of any Relevant Tax Jurisdiction (including in respect of any Additional Amounts) will equal the amount such beneficial owner would have received in respect of such payment had no such withholding or deduction been required. A Payor’s obligation to pay Additional Amounts shall not apply:

(a)    to any Taxes that are imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

i.	being or having been engaged in a trade or business in the Relevant Tax Jurisdiction or having or having had a permanent establishment in the Relevant Tax Jurisdiction; or

ii.

having any other current or former connection with the Relevant Tax Jurisdiction (other than a connection arising solely as a result of the acquisition, ownership or disposition of the Notes or a beneficial interest therein, the receipt of any payment in respect of a Note or any Guarantee or the enforcement of any rights hereunder or thereunder), including being or having been a citizen or resident of the Relevant Tax Jurisdiction;

(b)    to any Taxes that are imposed or withheld because the holder or beneficial owner failed to accurately comply with a request from a Payor to meet certification, identification or information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of the Notes or otherwise establish any available exemption from or reduction in the rate of deduction or withholding of, such Taxes (if such holder or beneficial owner is legally eligible to satisfy such requirements, exemptions or reductions), in each case, if compliance with such action is required as a precondition to exemption from, or reduction in, such Tax by a Relevant Tax Jurisdiction;

(c)    to any Taxes that are imposed other than by withholding or deduction by a Payor or other applicable withholding agent in respect of a payment with respect to the Notes or any Guarantee;

(d)    to any estate, inheritance, gift, sales, transfer, wealth or similar Taxes;

(e)    to any Taxes that are imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(f)    to any Canadian withholding Taxes that are imposed on payment on the Notes or Guarantees under the Income Tax Act (Canada) as a result of (i) the holder or beneficial owner not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with the Issuer at the time such payment is made, or (ii) the holder or beneficial owner being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Issuer at the time of payment or not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Issuer at the time of payment, as applicable;

(g)    to any Tax imposed pursuant to current Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above), or any intergovernmental agreements, treaties, conventions or similar agreements (and any related laws, regulations or administrative guidance) implementing the foregoing;

(h)    to any Taxes that are imposed on or with respect to any payment by or on behalf of the Issuer or any Guarantor to the holder if such holder is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of such payment to the extent that, had the sole beneficial owner of such Note been the holder and had such Taxes been imposed on the sole beneficial owner, no Additional Amounts in respect of such Taxes would have been payable as a result of clauses (a)-(g) or (i) of this Section 4.19; or

(i)    to any combination of the above items (the foregoing Taxes described in clauses (a)-(i), “Excluded Taxes”).

For purposes of this Section 4.19, including clause (c) above, any Tax imposed pursuant to Regulation 803 of the Income Tax Act (Canada) shall be treated as a Tax withheld by an applicable withholding agent even though such tax is payable directly by the holder or beneficial owner.

At least 30 calendar days prior to each date on which any payment under or with respect to the Notes or any Guarantee is due and payable, if a Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 35th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Payor will deliver to the Trustee an officers’ certificate of the Issuer stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee (or the applicable paying agent) to pay such Additional Amounts to holders on the payment date.

The applicable Payor, if it is the applicable withholding agent, will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Tax Jurisdiction in accordance with applicable law. The Issuer will provide the Trustees (and, upon request, any holders or beneficial owners of the Notes) with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

The Issuer and the Guarantors will pay and indemnify each holder of Notes for any present or future stamp, court, issue, registration or documentary Taxes or any other excise, property or similar Taxes that are levied by any Relevant Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes (other than in respect of a transfer of a Note, to someone other than the Issuer or its Affiliates, that occurs after the sale of such Note to an investor pursuant to the offering of the Notes), the Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or any Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments with respect thereto, to any such Taxes levied by a Relevant Tax Jurisdiction that are not excluded under clauses (a), (b) and (d) through (h) or any combination thereof). Whenever in this Indenture there is mentioned in any context: the payment of principal, redemption prices or purchase prices in connection with a redemption or purchase of Notes, interest, or any other amount payable with respect to any of the Notes or any Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 4.19 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The obligations described under this Section 4.19 will survive any termination, defeasance or discharge of this Indenture, and any transfer by a holder or beneficial owner of its Notes and will apply mutatis mutandis to any successor Person, to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

SECTION 4.20     Activities Prior to Escrow Release.

Prior to the consummation of the Acquisition and the satisfaction of the Escrow Release Conditions, the Escrow Issuer will comprise a limited purpose corporation whose primary activities are restricted to issuing the Notes, issuing capital stock to, and receiving capital contributions from, Akumin, Inc., performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, and consummating the Escrow Release Conditions or redeeming the Notes as set forth in Section 3.08, as applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described in Section 3.08. Prior to the consummation of the Acquisition and the satisfaction of the Escrow Release Conditions, the Escrow Issuer will not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, incurring any debt, incurring any Liens except in favor of the holders of the Notes, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except in the ordinary course of business or necessary to effectuate the Transactions substantially in accordance with the description of the Transactions set forth in the Offering Memorandum, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to Akumin, Inc. and its Subsidiaries (after giving effect to the consummation of the Transactions), taken as a whole, or to the holders of the Notes, as determined by Akumin Inc. in good faith.

Prior to the consummation of the Acquisition, Akumin Inc. and its Subsidiaries (other than the Escrow Issuer) will not be parties to this Indenture and will not be controlled by the Escrow Issuer. Accordingly, prior to the consummation of the Acquisition, Akumin Inc. and its Subsidiaries (other than the Escrow Issuer) will not be subject to the restrictions, agreements and covenants of this Indenture.

SECTION 4.21     Post-Closing Covenant.

No later than one hundred twenty (120) days after the consummation of the Acquisition, the Issuer shall deliver, or cause to be delivered, to the Notes Collateral Agent endorsements to each of the Issuer’s property and liability insurance policies naming the Notes Collateral Agent as loss payee and additional insured in substantially the same form as issued to the Credit Agreement Collateral Agent under a corresponding provision of the Credit Agreement.

ARTICLE 5

SUCCESSORS

SECTION 5.01     Merger, Consolidation or Sale of Assets.

The Issuer shall not consolidate, amalgamate, participate in an arrangement with or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(a)    the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, arrangement or merger (if other than the Issuer ) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States or any state thereof or Canada or any political subdivision thereof; provided, however, that if the surviving Person is a limited liability company or limited partnership, such entity shall also form a co-issuer that is a corporation;

(b)    the Person formed by or surviving any such consolidation, amalgamation, arrangement or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Issuer’s obligations under the Notes, this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement (and, if applicable, any Junior Lien Intercreditor Agreement) pursuant to a supplemental indenture and joinders or supplements, as applicable, to the Collateral Documents and the First Lien Intercreditor Agreement (and, if applicable, any Junior Lien Intercreditor Agreement), in each case, in form reasonably acceptable to the Trustee and Collateral Agent;

(c)    immediately after such transaction, no Event of Default exists; and

(d)    the Issuer or the Person formed by or surviving any such consolidation, amalgamation, arrangement or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have a Consolidated Fixed Charge Coverage Ratio immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Issuer’s Consolidated Fixed Charge Coverage Ratio immediately preceding the transaction or (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a).

Notwithstanding the foregoing, but subject to Sections 10.03 and 10.04, any Restricted Subsidiary may consolidate, amalgamate with, participate in an arrangement with or merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary.

Notwithstanding the foregoing clauses (c) and (d), this Article 5 shall not apply to a merger or amalgamation of the Issuer with a Restricted Subsidiary solely for the purpose of reorganizing the Issuer in another jurisdiction of the United States or any State thereof or the District of Columbia or Canada or any political subdivision thereof so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiary is not increased thereby.

SECTION 5.02     Successor Corporation Substituted.

Upon any consolidation, amalgamation, arrangement or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation, merger, amalgamation or arrangement into or with which the Issuer is consolidated, amalgamated, arranged or merged, to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, arrangement, merger, sale, lease, conveyance or other disposition, the provisions hereof referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person has been named as the Issuer herein. When a successor Person assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to this Article 5, the applicable predecessor shall be released from the obligations so assumed.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01     Events of Default.

Each of the following constitutes an “Event of Default”:

(a)    default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b)    default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c)    failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.10 (other than a failure to purchase Notes duly tendered to the Issuer for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer), 4.10, 4.15 and 5.01;

(d)    subject to the second paragraph of Section 6.02, default under any other provision of this Indenture, the Notes or the Collateral Documents, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or commitments in respect of Indebtedness for borrowed money) by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer and any of the Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness (including the principal amount of commitments in respect of such Indebtedness), together with the principal amount of any other such Indebtedness (including the principal amount of commitments in respect of such Indebtedness) under which there has been a Payment Default, aggregates $40.0 million or more;

(f)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or commitments in respect of Indebtedness for borrowed money) by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries), which default results in the acceleration of such Indebtedness (or termination of related commitments) prior to its express maturity not rescinded or cured within 30 days after such acceleration (or termination of related commitments), and the principal amount of any such Indebtedness (including the principal amount of commitments in respect of such Indebtedness), together with the principal amount of any other such Indebtedness (including the principal amount of commitments in respect of such Indebtedness) under which there has been a Payment Default or the maturity of which has been so accelerated (or commitments terminated) and remains undischarged after such 30 day period, aggregates $40.0 million or more;

(g)    failure by the Issuer and any of the Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $40.0 million or more, which judgments are not stayed within 60 days after their entry;

(h)    any Guarantee of a Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary), or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary), shall deny or disaffirm its obligations under its Guarantee;

(i)    the Issuer or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) of the Issuer pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case or proceeding under Bankruptcy Law; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding under Bankruptcy Law; (iii) consents to the appointment of a custodian, trustee, receiver, receiver and manager, monitor or interim receiver of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) of the Issuer in an involuntary case or proceeding; (ii) appoints a custodian, trustee, receiver, receiver and manager, monitor or interim receiver of the Issuer or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) of the Issuer or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) of the Issuer; or (iii) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer, and the order or decree remains unstayed and in effect for 60 consecutive days;

(k)    any Collateral Document after delivery thereof shall for any reason cease (or shall be asserted in writing by the Issuer or any Guarantor to cease) to create a valid and perfected first-priority Lien to the extent required by the Collateral Documents (subject to no other Liens other than Permitted Liens) on Collateral that is (i) purported to be covered thereby and (ii) comprises Property which, when taken together with all Property as to which such a Lien has so ceased to be effective, has a fair market value in excess of $40.0 million (other than (x) in accordance with the terms of this Indenture or the terms of the First Lien Intercreditor Agreement or the Collateral Documents or (y) except to the extent that any such cessation of the Liens results from the failure of the administrative agent under the Credit Facilities or the Applicable Authorized Representative, as the case may be, in each case, as bailee for the Collateral Agent pursuant to the terms of the First Lien Intercreditor Agreement, to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents); and

(l)    failure by the Issuer to consummate the Special Mandatory Redemption required pursuant to Section 3.08.

However, a Default under Section 6.01(c), Section 6.01(d) or Section 6.01(g) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the Default and, with respect to Section 6.01(c) or Section 6.01(g), the Issuer does not cure such Default within the time specified in Section 6.01(c) or Section 6.01(g) after the occurrence of such Default; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default.

Any failure to perform, or breach of, any covenant or agreement pursuant to Section 4.03 shall not be a Default or an Event of Default until the 121st day after the Issuer has received the notice referred to in clause (d) of Section 6.01 (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). A failure to perform, or breach of any covenant or agreement pursuant to Section 4.03, shall automatically cease to be outstanding and shall be deemed to be cured at such time as the Issuer furnishes or files the applicable information or report.

Notwithstanding the foregoing, no Default or Event of Default shall be deemed to occur herein in respect of any failure of payment relating to the Financing Notes.

SECTION 6.02     Acceleration.

If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuer, or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes, by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 hereof with respect to the Issuer, all outstanding Notes shall become and shall be immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

SECTION 6.03     Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and, subject to the First Lien Intercreditor Agreement, the Collateral Agent may pursue any available remedy under the Collateral Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04     Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05     Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it. However, either the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or the Collateral Agent in personal liability.

SECTION 6.06     Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)    the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)    the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)    such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost, claim, fee or expense;

(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)    during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07     Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08     Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09     Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), the Issuer’s creditors or the Issuer’s property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10     Priorities.

Subject to the First Lien Intercreditor Agreement, if the Trustee or the Collateral Agent collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee and the Collateral Agent, their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11     Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes pursuant to this Article 6.

ARTICLE 7

TRUSTEE

SECTION 7.01     Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Except during the continuance of an Event of Default,

(i)    the duties of the Trustee shall be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements hereof but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)    No provision hereof shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability, cost, claim, fee or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02     Rights of Trustee.

(a)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both (in each case, in accordance with Section 12.04). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture;

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer;

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)    The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(j)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

SECTION 7.03     Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04     Trustee’s Disclaimer.

(a)    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy hereof or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

(b)    The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

SECTION 7.05     Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee in accordance with Section 7.02(g), the Trustee shall mail or otherwise deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06     Limitation on Duty in Respect of Collateral.

Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor the Trustee shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to preservation of rights against prior parties or any other rights pertaining thereto. Neither the Collateral Agent nor the Trustee shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care with respect to the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee or the Collateral Agent, as applicable, accords its own property and neither the Trustee nor the Collateral Agent shall be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in accordance with Section 7.02(c) or Section 11.07(b), as applicable.

The Trustee and the Collateral Agent shall not be responsible (i) for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee and the Collateral Agent, (ii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) for the validity of the title of the Issuer to the Collateral, or (iv) for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, in each case, except with respect to stock certificates, stock powers or other possessory collateral delivered to the Collateral Agent to the extent required under the Collateral Documents. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement (if any) or the Collateral Documents by the Issuer, any Guarantor, or the Credit Agreement Collateral Agent.

SECTION 7.07     Compensation and Indemnity.

The Issuer shall pay to the Trustee and Collateral Agent from time to time reasonable compensation for its acceptance hereof and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Collateral Agent’s agents and counsel.

The Issuer shall indemnify each of the Trustee and Collateral Agent and their respective agents, employees, officers, stockholders and directors for, and hold them harmless against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including any other Note Document) including enforcement of this Section 7.07, except any such loss, liability, claim, damage or expense as shall be determined to have been caused by the negligence or willful misconduct of the Trustee or the Collateral Agent. Each of the Trustee and Collateral Agent shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee and Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee and Collateral Agent shall cooperate in the defense. The Trustee and Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes such defense unless there is a conflict of interest between the Issuer and the Trustee in connection with such defense as determined by Trustee in consultation with counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge hereof or the earlier resignation or removal of the Trustee.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge hereof.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08     Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days written notice and be discharged from the trust hereby created by so notifying the Issuer. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer with 30 days prior notice. The Issuer may remove the Trustee if upon 30 days written notice:

(a)    the Trustee fails to comply with Section 7.10 hereof;

(b)    the Trustee is adjudged a bankrupt or an insolvent person, within the meaning of Bankruptcy Law, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)    a custodian or public officer takes charge of the Trustee or its property; or

(d)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

If a Trustee resigns or is removed all fees and expenses of the Trustee incurred in the administration of the trust or in the performance of the duties hereunder shall be paid to the Trustee.

SECTION 7.09     Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10     Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

SECTION 7.11     Collateral Documents; Intercreditor Agreements.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement Joinder, any Junior Lien Intercreditor Agreement in respect of permitted Junior Lien Obligations and any other Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any other Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities, privileges and other protections granted to it under this Indenture and the Collateral Documents (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01     Termination of the Issuer’s Obligations.

(a)    The Issuer may terminate its Obligations as to all outstanding Notes and the Liens on Collateral securing the Notes shall be released, except those obligations referred to in paragraph (b) of this Section 8.01, when

(1)    either:

(a)    all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth in Section 3.07 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)    the Issuer has paid all other sums payable under this Indenture by the Issuer; and

(3)    the Issuer has delivered to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge hereof have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Issuer.

(b)    Notwithstanding paragraph (a) of this Section 8.01, the Issuer’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.07 and 8.08 hereof, and the rights, powers, trust, duties and immunities of the Trustee and the Collateral Agent, and the Issuer’s obligations in connection therewith, shall survive until the Notes are no longer outstanding pursuant to Section 2.08 hereof. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 7.08, 8.07 and 8.08 hereof shall survive such satisfaction and discharge.

SECTION 8.02     Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03     Legal Defeasance and Covenant Discharge.

Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuer shall be deemed to have been discharged from their obligations with respect to all outstanding Notes, each Guarantor’s obligation shall be discharged with respect to its Guarantee and the Liens on the Collateral securing the outstanding Notes shall be automatically terminated and released on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be; (b) the Issuer’s obligations with respect to such Notes under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02 hereof; (c) the rights, powers, trust, duties and immunities of the Trustee and the Collateral Agent hereunder, and the Issuer’s obligations in connection therewith; and (d) this Section 8.03. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof with respect to the Notes.

SECTION 8.04     Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuer shall be released from its obligations under the covenants contained in Sections 3.10, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (other than existence of the Issuer (subject to Section 5.01), 4.15, 4.17, 4.18, 5.01 (except clauses (a) and (b)) and 10.03 hereof with respect to the outstanding Notes and the Liens on Collateral securing the outstanding Notes shall be automatically terminated and released on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, Sections 6.01(c) through 6.01(g) shall not constitute Events of Default.

SECTION 8.05     Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or Section 8.04 hereof to the outstanding Notes:

(a)    the Issuer shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(b)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance, and will be subject to U.S. federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)    in the case of Legal Defeasance or Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel or an advance tax ruling from the Canada Revenue Agency (or successor agency), in each case to the effect that the holders and beneficial owners of the Notes will not recognize income, gain, or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Canadian federal, provincial or territorial income or other tax on the same amounts, in the same manner, and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred;

(e)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(f)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(g)    the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Issuer pursuant to its election under Section 8.03 and 8.04 hereof was not made by the Issuer with the intent of preferring the Holders of the Notes over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(h)    the Issuer shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent provided for or relating to the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under Section 8.04 hereof (as the case may be) have been complied with as contemplated by this Section 8.05.

SECTION 8.06     Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07     Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on their request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.08     Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01     Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors and the Trustee and the Collateral Agent (as applicable) may amend or supplement this Indenture, the Escrow Agreement, the Notes or the Guarantees or amend or supplement any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement or any amended or supplemental indenture or any amendment or supplement to the Notes, the Guarantees, the Escrow Agreement, any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement without the consent of any Holder of a Note:

(a)    to cure any ambiguity, defect or inconsistency (as determined by the Issuer in good faith);

(b)    to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c)    to provide for the assumption of the obligations of the Issuer or any Guarantor to the Holders of the Notes in the case of a merger, amalgamation, arrangement, consolidation or sale of all or substantially all of the assets of the Issuer or such Guarantor, pursuant to Article 5 or Article 10 hereof;

(d)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under this Indenture of any Holder of the Notes in any material respect;

(e)    to provide for the issuance of additional Notes in accordance with the provisions set forth in this Indenture;

(f)    to evidence and provide for the acceptance of an appointment of a successor trustee or a successor collateral agent;

(g)    to comply with the rules of any applicable securities depository;

(h)    to add Guarantees with respect to the Notes;

(i)    to add Collateral with respect to the Notes and the Guarantees;

(j)    to conform this Indenture, the Notes, the Escrow Agreement, the Guarantees, the Collateral Documents and the First Lien Intercreditor Agreement to the “Description of Notes” section in the Offering Memorandum;

(k)    to release Collateral from any Liens securing the Notes and the Guarantees when permitted or required by the Collateral Documents, this Indenture, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement;

(l)    to enter into any intercreditor agreement having substantially similar terms with respect to the holders of Notes as those set forth in the First Lien Intercreditor Agreement, or any joinder thereto or to enter into any Junior Lien Intercreditor Agreement in connection with the incurrence of any Future First Lien Obligations or Junior Lien Obligations not otherwise prohibited by this Indenture; or

(m)    with respect to the Collateral Documents and the First Lien Intercreditor Agreement, as provided in the relevant Collateral Document or First Lien Intercreditor Agreement.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer and a resolution of the Board of Directors of each Guarantor and upon receipt by the Trustee and Collateral Agent of the documents described in Sections 7.02, 9.06 and 11.04 hereof, the Trustee and Collateral Agent shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental indenture or any amendment or supplement to the Notes, the Guarantees, the Escrow Agreement, any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02     With Consent of Holders of Notes.

The Issuer, the Guarantors and the Trustee and/or Collateral Agent (as applicable) may amend or supplement this Indenture, the Notes, the Guarantees, the Escrow Agreement, the Collateral Documents, the First Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement or any amended or supplemental indenture or any amendment or supplement to the Notes, the Guarantees, any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and any existing Default and its consequences or compliance with any provision of this Indenture, the Notes, the Escrow Agreement, any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)    reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in clause (h) below);

(c)    reduce the rate of or change the time for payment of interest on any Note;

(d)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)    make any Note payable in money other than that stated in the Notes;

(f)    make any change in the provisions hereof relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(g)    waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below);

(h)    amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred;

(i)    release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10;

(j)    make any change in the foregoing amendment and waiver provisions;

(k)    impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Guarantees;

(l)    subordinate the payment of the Notes or Guarantees to any other obligation of the Issuers or the Guarantors; or

(m)    amend, change or modify the Issuer’s requirement to consummate the Special Mandatory Redemption required pursuant to Section 3.08 in any manner materially adverse to the Holders.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer and a resolution of the Board of Directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02, 9.06 and 11.04 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or amended or supplemental indenture or any amendment or supplement to the Notes, the Guarantees, the Escrow Agreement, any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement unless such amended or supplemental indenture or amendment or supplement to the Notes, the Guarantees, the Escrow Agreement, any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or such amendment or supplement to the Notes, the Guarantees, the Escrow Agreement, any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or of the Notes.

Notwithstanding anything to the contrary herein or in the Escrow Agreement, no provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Senior Secured Escrowed Property) may be waived or modified in any manner materially adverse to the Holders of the Notes (as determined in good faith by the Issuer) without the written consent of the Holders of a majority in principal amount of the Notes outstanding.

Notwithstanding the foregoing, without the consent of holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (i) release all or substantially all of the Collateral from the Liens securing the Notes Obligations created by the Collateral Documents or (ii) change or alter the priority of the Liens securing the Notes Obligations created by the Collateral Documents in any manner adverse to the holders of the Notes or (iii) make any change in the First Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or in the provisions of this Indenture or any Collateral Document dealing with the application of proceeds of the Collateral that would materially adversely affect the Holders or alter the priority of the security interests in the Collateral.

SECTION 9.03     [Reserved].

SECTION 9.04     Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

The Issuer may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.05     Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06     Trustee, Collateral Agent To Sign Amendments, Etc.

In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modification thereby of the trusts created by this Indenture, each of the Trustee and Collateral Agent, as applicable, shall receive, and shall by fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. The Trustee and Collateral Agent may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects, as the case may be, the Trustee’s or Collateral Agent’s own rights, duties or immunities under this Indenture, the Escrow Agreement, the Collateral Documents or the First Lien Intercreditor Agreement or otherwise.

ARTICLE 10

GUARANTEES

SECTION 10.01     Guarantee.

Subject to this Article 10, from and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture, each of the Guarantors shall, jointly and severally, hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that:

(a)    the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)    in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

From and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture, each of the Guarantors shall, jointly and severally, hereby agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of a Note with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

From and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture, each of the Guarantors shall, jointly and severally, hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby. If any Holder or the Trustee is required by any court or otherwise, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, to return to the Issuer or any Guarantor any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

From and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture, each of the Guarantors shall, jointly and severally, agree that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. From and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture, each of the Guarantors shall, jointly and severally, further agree that, as between such

Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee unless subsequently rescinded as set forth therein. Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

From and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture, the Guarantors shall hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment hereunder based on the respective net worth of all the Guarantors at the time of such payment determined in accordance with GAAP. The preceding sentence shall in no way affect the rights of the Holders of Notes, the Trustee or the Collateral Agent to the benefits hereof, the Notes, the Guarantees or the Collateral Documents.

From and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture, nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on such Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee, the Collateral Agent or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02     Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section 10.01 hereof, following the consummation of the Acquisition, each Guarantor to be added under this Indenture on the Escrow Release Date shall execute the Supplemental Indenture and such Supplemental Indenture shall be executed on behalf of such Guarantor by any of its Officers (or, with respect to any Guarantor that provides a Guarantee after the Escrow Release Date, as set forth in Section 4.13). The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03     Merger, Consolidation or Sale of Assets of Guarantors.

Subject to Section 10.05 hereof, from and after the consummation of the Acquisition and upon execution and delivery of the Supplemental Indenture a Guarantor may not, and the Issuer shall not cause or permit any Guarantor to, consolidate, amalgamate, participate in an arrangement with or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person other than the Issuer or another Guarantor (in each case other than in accordance with Section 4.10) unless:

(a)    such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, arrangement or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)    the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor under this Indenture, the Notes, the Collateral Documents and the First Lien Intercreditor Agreement (and, if applicable, any Junior Lien Intercreditor Agreement) pursuant to a supplemental indenture and joinders or supplements, as applicable, to the Collateral Documents and the First Lien Intercreditor Agreement (and, if applicable, any Junior Lien Intercreditor Agreement), in each case, in form reasonably satisfactory to the Trustee and the Collateral Agent; and

(c)    immediately after such transaction, no Event of Default exists.

Nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuer or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuer. Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor that is a Restricted Subsidiary of the Issuer or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor that is a Restricted Subsidiary of the Issuer.

SECTION 10.04     Successor Corporation Substituted.

Upon any consolidation, amalgamation, arrangement, merger, sale or conveyance described in paragraphs (a) through (c) of Section 10.03 hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor. When a successor Person assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to Article 5 hereof, the applicable predecessor shall be released from the obligations so assumed.

SECTION 10.05     Releases from Guarantees.

A Guarantor shall be released and relieved of its obligations under its Guarantee upon:

(1) in connection with any direct or indirect sale, conveyance or other disposition of all the Capital Stock of such Guarantor (including any such sale, conveyance or other disposition after which such Guarantor is no long a Restricted Subsidiary and excluding any sale, conveyance or other disposition of the Capital Stock of a Professional Services Affiliate to another Person if such Professional Services Affiliate remains a Restricted Subsidiary) or of all or substantially all of the assets and property of such Guarantor, if such sale or disposition is made in compliance with Section 4.10;

(2) such Guarantor is liquidated in accordance with the provisions hereof;

(3) the Issuer designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture;

(4) with respect to any Guarantor that initially provided its guarantee of the Notes pursuant to Section 4.13 (which, for the avoidance of doubt, does not include any Guarantor as of the Issue Date), upon the release or discharge (other than a release or discharge by or as a result of payment under such guarantee or payment in full of such Indebtedness) of the guarantee by such Guarantor of the Indebtedness that resulted in the requirement for such Guarantor to provide its guarantee of the Notes; or

(5) upon the satisfaction and discharge of this Indenture in accordance with Section 8.01 or upon any Legal Defeasance or Covenant Defeasance.

For the avoidance of doubt, no Guarantee of a Guarantor shall be released as a result of the issuance or sale of Preferred Equity Interests in a Restricted Subsidiary to a Strategic Investor.

Upon delivery by the Issuer to the Trustee and the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel to the effect that all the conditions precedent to such sale or other disposition have been complied with or that such Guarantor has been released from its obligations under its Guarantee in accordance with any other provision of this Section 10.05, the Trustee and the Collateral Agent shall execute any documents pursuant to written direction of the Issuer in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

COLLATERAL

SECTION 11.01     Collateral Documents.

The due and punctual payment of the principal of, premium on, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes and performance of all other Notes Obligations of the Issuer and the Guarantors to the Holders of the Notes or the Trustee and/or Collateral Agent (as applicable), according to the terms of this Indenture, the Notes and the Guarantees, shall be secured as provided in the Collateral Documents, which the Issuer and the Guarantors entered into on the Issue Date and which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the First Lien Intercreditor Agreement.

The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral for the benefit of the Holders, the Trustee and the Collateral Agent and pursuant to the terms of the Collateral Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the First Lien Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the terms of this Indenture, and authorizes and directs the Collateral Agent and/or the Trustee, as applicable, to enter into the Collateral Documents and the Intercreditor Agreement Joinder on the Issue Date, and, at any time after the Issue Date, if applicable, any Junior Lien Intercreditor Agreement in respect of permitted Junior Lien Obligations, and any amendments, supplements, and/or joinders to the foregoing to which it is a party, at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Issuer shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary, proper, or as may be required by the Collateral Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date and subject to the First Lien Intercreditor Agreement, the Issuer and the Guarantors shall execute any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, make all filings (including filings of financing statements under the UCC and continuation statements and amendments to such financing statements that may be necessary to continue the effectiveness of such financing statements), and take all further action that may be required under applicable law in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Collateral Documents in the Collateral, subject to Permitted Liens.

SECTION 11.02     Release of Collateral.

The Liens on the Collateral owned by any Guarantor shall be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of this Indenture. In addition, the Liens securing the Notes and the Guarantees shall be released automatically:

(i)    in whole, upon payment in full of all principal, interest and the other Notes Obligations or upon the satisfaction and discharge of this Indenture in accordance with Section 8.01 or upon any Legal Defeasance or Covenant Defeasance;

(ii)    in whole or in part, with the consent of the requisite holders of Notes in accordance with Section 9.02;

(iii)    in part, as to any Property constituting Collateral that is disposed of to a Person other than the Issuer or a Guarantor (other than dispositions of the equity interests of Professional Services Affiliates or of property or assets of Professional Services Affiliates to other Professional Services Affiliates or owners of the equity interest of Professional Services Affiliates) in a transaction permitted pursuant to Section 4.10 and not otherwise prohibited by this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement;

(iv)    with respect to any Collateral that becomes Excluded Property, upon such Collateral becoming Excluded Property pursuant to a transaction or circumstance not prohibited by the terms of this Indenture;

(v)    with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of such Capital Stock in a transaction that is not prohibited by the terms of this Indenture; and

(vi)    in accordance with the First Lien Intercreditor Agreement.

The Collateral Agent shall, without recourse, representation or warranty, execute documents reasonably requested by the Issuer or the Guarantors to evidence the release of the Collateral as set forth above in accordance with the provisions of this Indenture, at the expense of the Issuer and the Guarantors, upon receipt of an Officers’ Certificate of the Issuer certifying, and an opinion of counsel stating, that such release of Collateral is in accordance with the terms of this Indenture and that all conditions precedent relating to the release of Collateral have been satisfied. The Collateral Agent shall not be liable for any such release undertaken in reliance upon any such Officers’ Certificate, and opinion of counsel, and notwithstanding any term hereof or in any Collateral Document or any other Notes Document to the contrary, the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate and opinion of counsel.

For the avoidance of doubt, no Liens on Collateral shall be released as a result of the issuance or sale of Preferred Equity Interests in a Restricted Subsidiary to a Strategic Investor.

SECTION 11.03     Suits to Protect the Collateral.

Subject to the provisions of Article 7, the Collateral Documents and the First Lien Intercreditor Agreement, the Trustee may or may direct the Collateral Agent, in each case on behalf of the Holders of the Notes, to take all actions it determines necessary or appropriate in order to:

(a)    enforce any of the terms of the Collateral Documents; and

(b)    collect and receive any and all amounts payable in respect of the Obligations of the Issuer and the Guarantors hereunder.

Subject to the provisions of the Collateral Documents and the First Lien Intercreditor Agreement, the Trustee and the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

SECTION 11.04     Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the First Lien Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Upon the full and final payment and performance of all Notes Obligations of the Issuer and the Guarantors under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Section 8.01 hereof, the Trustee will, at the request of the Issuer, deliver a certificate to the Collateral Agent stating that such Notes Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 11.05     Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder or under any Collateral Document be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.06     Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver, interim receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver, interim receiver or trustee, and an instrument signed by such receiver, interim receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent.

SECTION 11.07     Collateral Agent.

(a)     Each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, and each of the Holders by acceptance of the Notes and the Trustee hereby irrevocably authorizes the Collateral Agent to take such action on their behalf under the provisions of this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, and consents and agrees to the terms of the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent accepts such appointment and agrees to act as such on the express conditions contained in this Section 11.07. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, or

otherwise exist, against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)    The Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, by or through receivers, agents, employees or attorneys-in-fact and shall be entitled to advice of counsel of its selection concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by such counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee or attorney-in-fact that it selects as long as such selection was made in good faith and with due care.

(c)    The Collateral Agent shall not (i) be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Guarantor or Affiliate of any Guarantor, or any Officer thereof, contained in this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement, or the Junior Lien Intercreditor Agreement, if any, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or for any failure of the Issuer, any Guarantor or any other party to this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, or to inspect the properties, books, or records of the Issuer, any Guarantor or any of their Affiliates.

(d)    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, unless it shall first receive such written direction or consent of the Holders of a majority in aggregate principal amount of the Notes and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Event of Default as may be requested in accordance with, and subject to the provisions of, Article 6 by the Trustee or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.07 and the terms of the First Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement).

(f)    The Collateral Agent may resign at any time upon 30 days’ advance written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.07 (and Section 7.07 hereof) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement.

(g)    UMB Bank, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents or the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable to Issuer, any Guarantor or any Notes Secured Party for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)    By their acceptance of a Note hereunder, the Collateral Agent is authorized and directed by the Holders to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreement Joinder on the Escrow Release Date, (iii) enter into the Junior Lien Intercreditor Agreement, if any, after the Issue Date, (iv) make the representations of the Holders set forth in the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, (v) bind the Holders on the terms as set forth in the Collateral Documents, the First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, if any, (vi) perform and observe its obligations under the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any; and (vii) release any Collateral in accordance with Section 11.02.

(i)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement (if any).

(j)    The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC or the comparable section of the PPSA, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)    The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer, any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Issuer’s or any Guarantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have a duty or obligation to monitor the condition, financial or otherwise, of the Issuer or any Guarantor.

(l)    If the Issuer or any Guarantor (i) incurs any obligations in respect of First Lien Obligations or Junior Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations or Junior Lien Obligations entitled to the benefit of an existing First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien Intercreditor Agreement or, in the case of the Junior Lien Intercreditor Agreement, in customary market form (as reasonably determined by the Issuer as set forth in an Officer’s Certificate delivered to the Trustee and the Collateral Agent)) in favor of a designated agent or representative for the holders of the First Lien Obligations or Junior Lien Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including reasonable legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m)    No provision of this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or any Collateral Document shall require the Collateral Agent or the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.

Notwithstanding anything to the contrary contained in this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (m) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(n)    The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(o)    The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Guarantor under this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreement Joinder, the Junior Lien Intercreditor Agreement, if any, and any Collateral Documents of any other party thereto. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Collateral Documents unless expressly set forth hereunder or thereunder or as directed by Holders of a majority in aggregate principal amount of the Notes. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any.

(p)    The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(q)    Upon the receipt by the Collateral Agent of a written request of the Issuer signed by an Officer containing the statements required herein (a “Collateral Document Order”) and the Opinion of Counsel and Officer’s certificate required by this Section, the Collateral Agent shall execute and enter into, and if satisfactory in form to the Collateral Agent, shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document or amendment or supplement thereto to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 11.07(r), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied and the entry into such Collateral Document(s) is otherwise permitted by the terms of this Indenture. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

(r)    Subject to the provisions of the applicable Collateral Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, except as expressly set forth herein, in the Collateral Documents, in the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement, the Collateral Agent shall have no discretion under this Indenture, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, if any, or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

(s)    After the occurrence and continuance of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any.

(t)    The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, and to the extent not prohibited under the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement.

(u)    In each case that the Collateral Agent may or is required hereunder or under any Collateral Document, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, to take any action (an “Action”), including, without limitation, to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(v)    Notwithstanding anything to the contrary in this Indenture, in any Collateral Document, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any (including, without limitation, the filing or continuation of any UCC and PPSA financing, financing change or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(w)    Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, or in connection with any Collateral Document, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 11.07 and Section 12.04 hereof. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(x)    Notwithstanding anything to the contrary contained herein but subject to the terms of the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement, the Collateral Agent shall act pursuant to the instructions of the Note Secured Parties as provided in this Indenture solely with respect to the Collateral Documents.

(y)    If any Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor of such Collateral Agent.

(z)    For the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, each of the holders hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent to act as the hypothecary representative of the holders as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Collateral Agent under any related deed of hypothec. The Collateral Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Collateral Agent in its capacity as hypothecary representative pursuant to any such deed of hypothec and applicable law. Any person who becomes a holder in accordance with the terms of this Indenture, shall be deemed to have consented to and confirmed the Collateral Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified as of the date it becomes a holder, all actions taken by the Collateral Agent in such capacity. The substitution of the Collateral Agent pursuant to the provisions hereof shall also constitute the substitution of the Collateral Agent as hypothecary representative as aforesaid without any further act or formality being required to appoint such successor Collateral Agent as the successor hypothecary representative for the purposes of any then-existing deeds of hypothec.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01     [Reserved].

SECTION 12.02     Notices.

Any notice or communication by the Issuer, any Guarantor, the Trustee or Collateral Agent to the others is duly given if in writing and delivered by hand-delivery, registered first-class mail, next-day air courier or facsimile:

If to the Issuer or any Guarantor, to it care of:

Akumin Inc.

8300 W Sunrise Blvd

Plantation, FL 33322

Facsimile No.: (954) 678-4489

Attention: General Counsel

If to the Trustee or Collateral Agent:

UMB Bank, National Association

100 William Street, Suite 1850

New York, NY 10038

Attn: Corporate Trust

The Issuer, any Guarantor, the Trustee or Collateral Agent, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, certified or registered, return receipt requested, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when transmission is confirmed, if sent by facsimile.

Any notice or communication to a Holder of a Note shall be mailed by first class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures and shall be sufficiently given to it if so delivered within the time prescribed.

Each of the Trustee and Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee and Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee and Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and Collateral Agent in their discretion elects to act upon such instructions, the Trustee’s and Collateral Agent’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and Collateral Agent, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 12.03     [Reserved].

SECTION 12.04     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or the Collateral Agent to take any action under this Indenture (other than the application for authentication of the Initial Notes), the Issuer shall furnish to the Trustee:

(a)    an Officers’ Certificate in form reasonably satisfactory to the Trustee and the Collateral Agent stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)    an Opinion of Counsel in form reasonably satisfactory to the Trustee and the Collateral Agent stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, if applicable; shall include:

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07     No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.

No director, owner, officer, employee, member, partner, manager, incorporator or stockholder of the Issuer, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuer, the Guarantors or any of their Affiliates under the Notes, the Guarantees, this Indenture, the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, if applicable, or any Collateral Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08     Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.09     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10     Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Issuer and the Guarantors, respectively. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its respective successor.

SECTION 12.11     Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12     Counterpart Originals.

This Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart (including a counterpart executed by electronic signature) of a signature page of this Indenture by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Indenture. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by the authorized representative of the Issuer. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 12.13     Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15     Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS BY THEIR ACCEPTANCE OF THE NOTES, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.16     Certain Tax Matters Related to the Trustee.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuer agrees (i) to provide to UMB Bank, National Association sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so UMB Bank, National Association can determine whether it has tax related obligations under Applicable Law, (ii) that UMB Bank, National Association shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which UMB Bank, National Association shall not have any liability, and (iii) to hold harmless UMB Bank, National Association for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

SECTION 12.17     Submission to Jurisdiction.

The Issuer and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Issuer hereby appoints CT Corporation at 28 Liberty Street, New York, NY 10004, or, if otherwise, its principal place of business in the City of New York from time to time, as its agent for service of process, and agrees that service of any process, summons, notice or document by hand delivery or registered mail upon such agent shall be effective service of process for any suit, action or proceeding brought in any such court.

SECTION 12.18     Intercreditor Agreements.

Reference is made to the First Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement (if applicable). Each Holder, by its acceptance of a Note, (a) consents to the priority of Liens and payments provided for in the First Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement or any such Junior Lien Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent and the Trustee to enter into the Intercreditor Agreement Joinder and any Junior Lien Intercreditor Agreement as the Collateral Agent and as representative on behalf of such Holder, including without limitation, making the representations of the Holders contained therein, and including any amendments, restatements or supplements thereto providing for, inter alia, substantially the same rights, priorities and obligations referred to in the applicable intercreditor agreement and covering any other matters incidental thereto.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

AKUMIN ESCROW INC., as Issuer (whose obligations are to be assumed by Akumin Inc.)

By:	/s/ Riadh Zine
Name: Riadh Zine
Title: President and Secretary

UMB BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ David Massa
Name: David Massa
Title: Senior Vice President

EXHIBIT A

[Face of Note]

7.500% Senior Secured Note due 2028

Cert. No. [    ]

CUSIP No. [144A: 01021F AB5/ Reg S: C01056 AC1]

Akumin Escrow Inc. (whose obligations are to be assumed by Akumin Inc.)

promises to pay to [                    ]

or its registered assigns

the principal sum of _________________

Dollars on August 1, 2028

Interest Payment Dates: February 1 and August 1, commencing February 1, 2022.

Record Dates: January 15 and July 15 (whether or not a Business Day).

A-1

IN WITNESS WHEREOF, the Escrow Issuer has caused this instrument to be duly executed.

Dated: August 9, 2021

AKUMIN ESCROW INC. (whose obligations are to be assumed by Akumin Inc.)

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: August 9, 2021

This is one of the Notes referred to in the within-mentioned Indenture.

UMB BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

(Back of Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as hereinafter defined) unless otherwise indicated.

(1)    Interest. The Issuer promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 7.500% per annum and will be payable semi-annually in cash on each February 1 and August 1, commencing February 1, 2022, or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the Notes at the close of business on the immediately preceding January 15 and July 15, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. To the extent lawful, the Issuer shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

(2)    Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes. Unless otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

(3)    Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuer may act in any such capacity.

(4)    Indenture. The Issuer issued the Notes under an Indenture, dated as of August 9, 2021 (the “Indenture”), among the Issuer and UMB Bank, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Collateral Agent”). This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The Issuer shall be entitled to issue additional Notes pursuant to Section 2.02 of the Indenture. All Notes issued under the Indenture shall be treated as a single class of Notes under the Indenture. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior secured obligations of the Issuer and the Guarantors, secured by a first-priority security interest in the Collateral.

(5)    Optional Redemption.

(a)    Except as provided in paragraphs (b) and (c) below and clause (6) below, the Notes will not be redeemable at the Issuer’s option prior to August 1, 2024. Thereafter, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 10 days’ or more than 60 days’ written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on August 1 of the years indicated below:

Year	Percentage
2024	103.750%
2025	101.875%
2026 and thereafter	100.000%

(b)    Notwithstanding the foregoing, at any time and from time to time prior to August 1, 2024, the Issuer may redeem up to 40% of the original aggregate principal amount of the Notes outstanding at a redemption price equal to 107.500% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with an amount equal to the net cash proceeds of one or more public or private sales of Qualified Capital Stock (each, an “Equity Offering”), other than proceeds from a sale to the Issuer or any of its Subsidiaries or any employee benefit plan in which the Issuer or any of its Subsidiaries participates; provided that (i) at least 60% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (including additional Notes but excluding Notes held by the Issuer or any of its Restricted Subsidiaries) unless all such Notes are redeemed substantially concurrently and (ii) such redemption occurs no later than the 120th day following such sale of Qualified Capital Stock.

(c)    In addition, at any time and from time to time prior to August 1, 2024, the Issuer may redeem all or any portion of the Notes outstanding at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.

“Make Whole Amount” means, with respect to any Note at any redemption date, as determined by the Issuer, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at August 1, 2024 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to August 1, 2024 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed. The Trustee shall have no obligation to calculate or verify the calculation of the Make Whole Amount.

“Treasury Rate” means, at the time of computation, the weekly average for each business day during the most recent week that has ended at least two business days prior to the redemption date of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available or the relevant information no longer available thereon, any publicly available source of similar market data selected by the Issuer in good faith) most nearly equal to the period from the redemption date to August 1, 2024; provided, however, that if the period from the redemption date to August 1, 2024 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(d)    In connection with any redemption of Notes described in clauses (a), (b) and (c) above, such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, issuance of Indebtedness or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, such redemption may not occur and such notice may be rescinded, or the redemption date may be delayed or extended, in the event that any or all such conditions shall not have been satisfied by the redemption date.

(e)    Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer or Change of Control Offer and the Issuer, or any third party making such tender offer or Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other holder (excluding any early tender or incentive fee) in such tender offer or Change of Control Offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

(f)    Tax Redemption. If (a) the Issuer or any Guarantor becomes or will become obligated to pay Additional Amounts with respect to any Notes or any Guarantee (as described in Section 4.19 of the Indenture) as a result of (1) any change in, or amendment to, the laws, treaties (including protocols), regulations or rulings of a Relevant Tax Jurisdiction, which change or amendment is first publicly announced and becomes effective after the Issue Date (or, if the Relevant Tax Jurisdiction did not become a Relevant Tax Jurisdiction until a later date, after such later date) or (2) any change in the official interpretation or application of the laws, treaties (including protocols), regulations or rulings of a Relevant Tax Jurisdiction (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change is first publicly announced and becomes effective after the Issue Date (or, if the Relevant Tax Jurisdiction did not become a Relevant Tax Jurisdiction until a later date, after such later date), and (b) such obligation cannot be avoided by the Issuer’s taking reasonable measures available to the Issuer or any Guarantor (provided that changing the jurisdiction of the Issuer or any Guarantor is not a reasonable measure for this purpose), the Issuer may at its option, having given not less than 30 days’ notice to the holders of such Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes at any time a price equal to their principal amount plus interest accrued to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer or any Guarantor would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due); and provided further that in the case of a Guarantor, no redemption shall be permitted under this section if the Issuer or any other Guarantor can make payments on the Notes without the obligation to pay Additional Amounts. Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) an officers’ certificate of the Issuer certifying that the requirements described in clauses (a) and (b) above are satisfied, and (ii) an opinion of an independent counsel of recognized standing to the effect that the Issuer or any Guarantor has or will become obliged to pay such Additional Amounts as a result of a change or amendment described in clause (a) above. The Trustee shall accept, and will be entitled to conclusively rely on, such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions described in clauses (a) and (b) above, and upon such acceptance by the Trustee the Issuer will be entitled to give notice of redemption hereunder and such notice of redemption will be conclusive and binding on the holders of the Notes.

(6)    Repurchase at Option of Holder. Upon the occurrence of a Change of Control, the Issuer shall make an offer to each Holder of Notes to repurchase on the Change of Control Payment Date all or any part of such Holder’s Notes (equal to $1,000 or an integral multiple thereof) at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 of the Indenture exceeds $30.0 million, the Issuer shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent the Issuer or a Restricted Subsidiary is required under the terms of other First Lien Obligations of the Issuer or such Restricted Subsidiary (other than Subordinated Indebtedness), the Issuer shall also make a pro rata offer to the holders of such First Lien Obligations (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other First Lien Obligations surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis by lot, and, in the case of global notes, in accordance with the procedures of the Depositary. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuer may use any remaining Excess Proceeds in any manner not prohibited by the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are subject to an offer to purchase will receive an Excess Proceeds Offer from the Issuer prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

(7)    Notice of Redemption. Notice of redemption shall be transmitted at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee). Notes may be redeemed in part but only in amounts of $2,000 or whole multiples of $1,000 that are equal to or in excess of $2,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Issuer fails to redeem such Notes or such portions thereof.

(8)    Suspension of Covenants. During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, the Issuer and its Restricted Subsidiaries will not be subject to Sections 4.07 (Limitation on Restricted Payments), 4.09 (Limitation on Incurrence of Indebtedness), 4.10 (Limitation on Asset Sales), clause (d) of the first paragraph of Section 5.01 (Merger, Consolidation or Sale of Assets), 4.11 (Limitation on Transactions with Affiliates), 4.08 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) and 4.13 (Additional Subsidiary Guarantors).

(9)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Issuer nor the Registrar is required to exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(10)    Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

(11)    Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture, the Notes, the Escrow Agreement, the Collateral Documents, the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement and the Guarantees or any amended or supplemental indenture may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and any existing Default and its consequences or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes) (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in clause (h) below); (c) reduce the rate of or change the time for payment of interest on any Note; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in money other than that stated in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; (g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below); (h) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred; (i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10 of the Indenture; (j) make any change in the foregoing amendment and waiver provisions; (k) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Guarantees; (l) subordinate the payment of the Notes or Guarantees to any other obligation of the Issuers or the Guarantors or (m) amend, change or modify the Issuer’s requirement to consummate the Special Mandatory Redemption required pursuant to Section 3.08 of the Indenture in any manner materially adverse to the Holders. Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture, the Notes, the Guarantees, the Collateral Documents or any amended or supplemental indenture may be amended or supplemented: to cure any ambiguity, defect or inconsistency (as determined by the Issuer in good faith); to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees; to provide for the assumption of the obligations of the Issuer or any Guarantor to the Holders of the Notes in the case of a merger, amalgamation, arrangement or consolidation pursuant to Article 5 or Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any Holder of the Notes in any material respect; to provide for the issuance of additional Notes in accordance with the provisions set forth in the Indenture; to evidence and provide for the acceptance of an appointment of a successor Trustee; to comply with the rules of any applicable securities depository; to add Guarantees with respect to the Notes; to conform the Indenture, the Notes, the Escrow Agreement, the Guarantees, the First Lien Intercreditor Agreement or the Collateral Documents to the “Description of Notes” section in the Offering Memorandum; to release Collateral from the Liens securing the Notes and the Guarantees when permitted or required by the Collateral Documents, the Indenture, the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement; to enter into any intercreditor agreement having substantially similar terms with respect to the holders of the Notes as those set forth in the First Lien Intercreditor Agreement, or any joinder thereto, or to enter into any Junior Lien Intercreditor Agreement in connection with the incurrence of any Future First Lien Obligations or Junior Lien Obligations not otherwise prohibited by the Indenture; or with respect to the Collateral Documents and the First Lien Intercreditor Agreement, as provided in the relevant Collateral Document or First Lien Intercreditor Agreement.

Notwithstanding anything to the contrary herein or in the Escrow Agreement, no provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Senior Secured Escrowed Property) may be waived or modified in any manner materially adverse to the Holders of the Notes (as determined in good faith by the Issuer) without the written consent of the Holders of a majority in principal amount of the Notes outstanding.

Notwithstanding the foregoing, without the consent of holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (i) release all or substantially all of the Collateral from the Liens securing the Notes Obligations created by the Collateral Documents, (ii) change or alter the priority of the Liens securing the Notes Obligations created by the Collateral Documents in any manner adverse to the holders of the Notes, or (iii) make any change in the First Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or in the provisions of the Indenture or any Collateral Document dealing with the application of proceeds of the Collateral that would materially adversely affect the Holders or alter the priority of the security interests in the Collateral.

(12)    Defaults and Remedies. Each of the following constitutes an Event of Default:

(a)    default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b)    default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c)    failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.10 (other than a failure to purchase Notes duly tendered to the Issuer for repurchase pursuant to a Change of Control Offer or an Excess Proceeds Offer), 4.10, 4.15 and 5.01 of the Indenture;

(d)    subject to Section 6.04 of the Indenture, default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or commitments in respect of Indebtedness for borrowed money) by the Issuer and any of the Restricted Subsidiaries (or the

payment of which is guaranteed by the Issuer and any of the Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness (including the principal amount of commitments in respect of such Indebtedness), together with the principal amount of any other such Indebtedness (including the principal amount of commitments in respect of such Indebtedness) under which there has been a Payment Default, aggregates $40.0 million or more;

(f)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or commitments in respect of Indebtedness for borrowed money) by the Issuer and any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness (or termination of related commitments) prior to its express maturity not rescinded or cured within 30 days after such acceleration (or termination of related commitments), and the principal amount of any such Indebtedness (including the principal amount of commitments in respect of such Indebtedness), together with the principal amount of any other such Indebtedness (including the principal amount of commitments in respect of such Indebtedness) under which there has been a Payment Default or the maturity of which has been so accelerated (or commitments terminated) and remains undischarged after such 30 day period, aggregates $40.0 million or more;

(g)    failure by the Issuer and any of the Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $40.0 million or more, which judgments are not stayed within 60 days after their entry;

(h)    any Guarantee of a Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary), or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary), shall deny or disaffirm its obligations under its Guarantee;

(i)    the Issuer or any Significant Subsidiary of the Issuer (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case or proceeding under Bankruptcy Law; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding under Bankruptcy Law; (iii) consents to the appointment of a custodian, trustee, receiver, receiver and manager, monitor or interim receiver of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) of the Issuer in an involuntary case or proceeding; (ii) appoints a custodian, trustee, receiver, receiver and manager, monitor or interim receiver of the Issuer or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) of the Issuer or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, as of the last Measurement Period, would constitute a Significant Subsidiary) of the Issuer; or (iii) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer, and the order or decree remains unstayed and in effect for 60 consecutive days;

(k)    any Collateral Document after delivery thereof shall for any reason cease (or shall be asserted in writing by the Issuer or any Guarantor to cease) to create a valid and perfected first-priority Lien to the extent required by the Collateral Documents (subject to no other Liens other than Permitted Liens) on

Collateral that is (i) purported to be covered thereby and (ii) comprises Property which, when taken together with all Property as to which such a Lien has so ceased to be effective, has a fair market value in excess of $40.0 million (other than (x) in accordance with the terms of the Indenture or the terms of the First Lien Intercreditor Agreement or the Collateral Documents or (y) except to the extent that any such cessation of the Liens results from the failure of the administrative agent under the Credit Facilities or the Applicable Authorized Representative, as the case may be, in each case, as bailee for the Collateral Agent pursuant to the terms of the First Lien Intercreditor Agreement, to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents); and

(l)    failure by the Issuer to consummate the Special Mandatory Redemption required pursuant to Section 3.08 of the Indenture.

If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuer, or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes, by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 of the Indenture, all outstanding Notes shall become and shall be immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

However, a Default under Section 6.01(c), Section 6.01(d) or Section 6.01(g) of the Indenture will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the Default and, with respect to Section 6.01(c) or Section 6.01(g) of the Indenture, the Issuer does not cure such Default within the time specified in Section 6.01(c) or Section 6.01(g) of the Indenture after the occurrence of such Default; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default.

Any failure to perform under, or breach of, Section 4.03 of the Indenture shall not be a Default or an Event of Default until the 121st day after the Issuer has received the notice referred to in clause (d) of Section 6.01 of the Indenture (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Any failure to perform, or breach of any covenant or agreement pursuant to Section 4.03 of the Indenture, shall automatically cease to be outstanding and shall be deemed to be cured at such time as the Issuer furnishes or files the applicable information or report.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

(13)    Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of the Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights if would have had if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign.

(14)    No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders. No director, owner, officer, employee, incorporator or stockholder of the Issuer, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuer, the Guarantors or any of their Affiliates under this

Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15)    Guarantees. Following the consummation of the Acquisition, payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(16)    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)    Abbreviations. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed herein.

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:

Akumin Escrow Inc.

8300 W Sunrise Blvd

Plantation, FL 33322

Facsimile No.: (954) 678-4489

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip code)

and irrevocably appoint                  as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.10 (Excess Proceeds Offer) or Section 4.15 (Change of Control) of the Indenture, check the appropriate box:

☐ Section 4.10	☐ Section 4.15

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE]

[______] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [______], by and among Akumin Inc., an Ontario corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and UMB Bank, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, Akumin Escrow Inc. (the “Escrow Issuer”), the Trustee and the Collateral Agent have heretofore executed and delivered an indenture (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Indenture”), dated as of August 9, 2021, providing for the issuance of $375,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, pursuant to that certain Liquidation Agreement, dated as of the date hereof, Akumin Escrow Inc. has liquidated into the Issuer, with the Issuer surviving, assuming and succeeding the obligations of Akumin Escrow Inc. by operation of law, including the obligations of Akumin Escrow Inc. under the Notes and the Indenture;

WHEREAS, the Initial Indenture permits the Transactions (including, without limitation, the liquidation of the Escrow Issuer into the Issuer), provided that, on the consummation of the liquidation pursuant to the Liquidation Agreement, the Issuer and the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which (x) the Issuer shall expressly and unconditionally assume the Escrow Issuer’s Obligations under the Initial Indenture and the Notes and (y) each of the Guarantors shall expressly and unconditionally guarantee, on a joint and several basis, all of the Escrow Issuer’s Obligations (as assumed by the Issuer) under the Initial Indenture and the Notes; and

WHEREAS, Section 9.01 of the Initial Indenture provides that, among other things, the Escrow Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Initial Indenture without the consent of any Holder of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.

(2)    Agreement to be Bound.

(a)     On the liquidation of the Escrow Issuer and in accordance with the Liquidation Agreement, the Issuer hereby agrees to unconditionally assume the Escrow Issuer’s obligations with respect to the Notes and the Initial Indenture and to be bound by all other applicable provisions of the Notes and the Initial Indenture and to perform all of the obligations and agreements of the “Issuer” under the Notes and the Initial Indenture as if it was in effect with respect to the Issuer since the Escrow Release Date.

(b)     Each of the Guarantors hereby agrees to be a Guarantor under the Initial Indenture and to be bound by the terms of the Initial Indenture applicable to Guarantors, including Article 10 thereof.

(3)     Execution and Delivery. Each of the Guarantors agrees that the Guarantee of such Guarantor shall remain in full force and effect notwithstanding the absence of any notation of Guarantee on the Notes.

(4)     Necessary Actions. Each of the Issuer and the Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken. The Issuer and each Guarantor hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Initial Indenture.

(5)     Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(6)     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(7)     Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(8)     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(9)     Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Initial Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Initial Indenture (as supplemented and amended by this Supplemental Indenture), including the Guarantees contained therein, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Initial Indenture for any and all purposes.

2

(10)    Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Issuer, the Guarantors, the Trustee and the Collateral Agent.

(11)    Benefits Acknowledged. The Guarantors’ Guarantees are subject to the terms and conditions set forth in the Initial Indenture. The Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Initial Indenture and this Supplemental Indenture and that the assumption made by it pursuant hereto are knowingly made in contemplation of such benefits. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Initial Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

(12)    Successors. All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AKUMIN INC., as Issuer

By:
Name:
Title:

[Akumin – Supplemental Indenture Signature Page]

[GUARANTORS]:

By:
Name:
Title:

B-1

UMB BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name: [David Massa]
Title: [Senior Vice President]

B-2

EXHIBIT C

[FORM OF CERTIFICATE OF TRANSFER]

Akumin Inc.

8300 W Sunrise Blvd

Plantation, FL 33322

Facsimile No.: (954) 678-4489

Attention: General Counsel

UMB Bank, National Association

100 William Street, Suite 1850

New York, NY 10038

Attn: Corporate Trust

Re: 7.500% Senior Secured Note due 2028

Reference is hereby made to the Indenture, dated as of August 9, 2021 (the “Indenture”), among Akumin Escrow Inc., as Issuer (the “Issuer”) (whose obligations are to be assumed by Akumin Inc.) and UMB Bank, National Association, as trustee and notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.

☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.

☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evadethe registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.

☐   Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐    such Transfer is being effected to the Issuer or a subsidiary thereof.

(c)    ☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation or general advertising within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

4.	☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐    Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    ☐     Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP [        ]), or

(ii) ☐ Regulation S Global Note (CUSIP [        ]), or

(b) ☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(c) ☐ a beneficial interest in the:

(i) ☐144A Global Note (CUSIP [        ]), or

(ii) ☐ Regulation S Global Note (CUSIP [        ]), or

(iii) ☐ Unrestricted Global Note CUSIP [        ], or

(d) ☐ a Restricted Definitive Note; or

(e) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

[FORM OF CERTIFICATE OF EXCHANGE]

Akumin Escrow Inc.

8300 W Sunrise Blvd

Plantation, FL 33322

Facsimile No.: (954) 678-4489

Attention: General Counsel

UMB Bank, National Association

100 William Street, Suite 1850

New York, NY 10038

Attn: Corporate Trust

Re: 7.500% Senior Secured Note due 2028

(CUSIP [                ])

Reference is hereby made to the Indenture, dated as of August 9, 2021 (the “Indenture”), among Akumin Escrow Inc., as Issuer (the “Issuer”) (whose obligations are to be assumed by Akumin Inc.) and UMB Bank, National Association, as trustee and notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)    ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

D-1

(d)    ☐     Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)    ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐     Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Akumin Escrow Inc.

8300 W Sunrise Blvd

Plantation, FL 33322

Facsimile No.: (954) 678-4489

Attention: General Counsel

UMB Bank, National Association

100 William Street, Suite 1850

New York, NY 10038

Attn: Corporate Trust

Re: 7.500% Senior Secured Note due 2028

Reference is hereby made to the Indenture, dated as of August 9, 2021 (the “Indenture”), among Akumin Escrow Inc., as Issuer (the “Issuer”) (whose obligations are to be assumed by Akumin Inc.) and UMB Bank, National Association, as trustee and notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                 aggregate principal amount of:

(a)    ☐ a beneficial interest in a Global Note, or

(b)    ☐ a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Notes under Rule 144 of the Securities Act, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as hereinafter defined) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

E-1

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.     We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

E-2